Exhibit 2.3

1st AMENDMENT TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

Entered into by and between

BRASILAGRO - COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

as issuer of the Debentures

and

INTERBRAF INTERMEDIAÇÃO DE NEGÓCIOS LTDA.

as issuer of the Debenture Holder

with the intervention consent of

CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS

Dated May 21, 2018

1st AMENDMENT TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

By this private instrument, the Parties listed below:

1.       BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS, a corporation registered as publicly-held company before the Brazilian Securities and Exchange Commission (locally known as Comissão de Valores Mobiliários and hereinafter simply referred to as “CVM”), headquartered in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima No. 1.309, 5th floor, neighborhood of Jardim Paulistano, Zip code: 01.452-002, duly enrolled at the Brazilian National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 07.628.528/0001-59, with its articles of incorporation filed at the Board of Trade of the State of São Paulo (“JUCESP”) under NIRE 35.300.326.237, herein represented pursuant to its by-laws (“Company”); and

2.       INTERBRAF INTERMEDIAÇÃO DE NEGÓCIOS LTDA., a limited liability company headquartered in the City of São Paulo, State of São Paulo, at Rua Siqueira Bueno No. 1,731 - part, neighborhood of Bairro Belenzinho, Zip code 03172-010, duly enrolled at the CNPJ/MF under No. 28.830.541/0001 -66, hereby represented pursuant to its articles of Association (“Debenture Holder”);

with the intervention consent of:

3.       CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO, a securitization company headquartered in the City of São Paulo, State of São Paulo, at Avenida Paulista, No. 1439, 2nd upper store, Zip code 01311-200, enrolled at the CNPJ/MF under No. 02.105.040/0001-23, and registered at the Brazilian Securities Exchange Commission (CVM) under No. 18287, herein represented pursuant to its Bylaws (“Securitization Company”); and

4.       PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS, a financial institution headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, hereby by its subsidiary, with address in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 2,954, 10th floor, office No. 101, part, neighborhood of Itaim Bibi, Zip code 01.451-000, enrolled at the CNPJ/MF under No. 17.343.682 / 0003-08, herein represented pursuant to its By-laws (“ARC Trustee/Fiduciary Agent”).

(Being the Company, the Debenture Holder, the Securitization Company and the CRA Trustee jointly referred to as “Parties” and individually and indistinctly as “Party”).

WHEREAS:

a) At the meeting of the Company’s Board of Directors held on February 2, 2018 (“Board of Directors’ Meeting”), whose minutes was registered at the Board of Trade of the State of São Paulo under No. 83906/18-6 on February 19, 2018, it was approved the terms and conditions of the 1st issuance of simple debentures, non-convertible into shares, of the unsecured type to be transformed into the type with an in rem guarantee, in a single series, for private placement, of the Company (“Issuance” and “Debentures”, respectively);

b) On February 2, 2018, the Parties executed the “1st AMENDMENT TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO - COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS”, which was filed and registered at the Board of Trade of the State of São Paulo under number ED002413-2/000 on February 19, 2018 (“Deed of Issue”);

c) At the Meeting of the Company’s Board of Directors held on April 5, 2018 (“Board of Directors’ Meeting for Rerratification”), the minutes of which were registered and filed at the Board of Trade of the State of São Paulo under No. 224.372/18-0 on May 14, 2018, it was approved the change and amendments of certain conditions of the Issuance, such as (i) a change in the number of series of the Issuance, which became of two series (“First Series” and “Second Series”, respectively); (ii) the alteration of the properties to be the object of chattel mortgage by means of the “Private Instrument of Chattel Mortgage of Real Property in Guarantee and Other Covenants” (“Chattel Mortgage Agreement”); (iii) the alteration of the maximum remuneration of the Debentures, in both First Series as Second Series; and (iv) the adjustment of certain terms and conditions of the Debentures related to term, maturity date, scheduled amortization, remuneration and payment of remuneration to reflect the new structure in two series;

d) Pursuant to section 3.5.2 of the Deed of Issue, the partial subscription of the Debentures is admitted, and the Debentures that are not actually subscribed and paid will be canceled by the Company;

e) On the date hereof, eighty-five thousand and two hundred (85,200) Debentures in the First Series and fifty-seven thousand (57,000) Debentures in the Second Series have been subtracted, which will be paid in with resources derived exclusively from the payment of the ARCs, under the Assignment Agreement;

f) Pursuant to section 3.5.3 of the Deed of Issue, the amendment to the Deed of Issue to rectify the number of Debentures issued and the Total Value of the Issue in the event of partial subscription shall not be subject to new corporate approval by the Company or to the holding of General Meeting of Debenture Holders;

g) In view of the foregoing, the Parties intend to amend the Deed of Issue in order to modify certain conditions of the Issuance of Debentures, especially those approved in the Board of Directors’ Meeting for Rerratification, as well as the number of Debentures of the Issuance, the number of Series of the Issuance and the Total Issue Value; and

h) The Parties have had adequate time and conditions for the evaluation and discussion of all terms and conditions of this instrument, whose execution and extinction are based on the principles of equality, probity, loyalty and good faith.

The Parties resolve, in the best form of law, to execute this “Private Instrument of Public Deed of the 1st Issue of Simple Debentures, not Convertible into Shares, of the Unsecured type, to be transformed into that with in-rem sort of Guarantee, in a Single Series, for Private Placement of BrasilAgro - Brazilian Company of Agricultural Properties” (“Amendment”).

1.           PRINCIPLES AND DEFINITIONS

1.1. The words and terms under this Amendment not expressly defined herein, written in Portuguese or in any foreign language, as well as any other technical and/or financial language, which, during the term of effectiveness of this Amendment, in the fulfillment of rights and obligations assumed by the Parties, are used to identify the practice of any acts, shall be understood and interpreted according to the meaning ascribed to them in the Deed of Issue.

2.           PURPOSE

2.1. By means of this Amendment, the Parties resolve to amend the Deed of Issue as follows:

(i) Series: to change the number of Series of the Issuance, which will become 2 (two) series (“Series”);

(ii) Total Issue Amount: to change the total amount of the Issuance, to reflect the total value of the Debentures actually subscribed, which will be one hundred and forty two million and two hundred thousand Reais (R$ 142,200,000.00), being (i) eighty-five million and two hundred thousand Reais (R$ 85,200,000.00) related to the First Series Debentures; and (ii) fifty-seven million Reais (R $ 57,000,000.00) relating to the Second Series Debentures;

(iii) Number of Debentures: to change the total number of Debentures to reflect the number of Debentures actually subscribed, which shall be eighty-five thousand and two hundred (85,200) First Series Debentures and fifty-seven thousand (57,000) Second Series Debentures;

(iv) In rem guarantee: to change the properties to be the object of chattel mortgage by means of the Chattel Mortgage Agreement, excluding the certificates of enrollment 6.256, 6.253 and 6.413 of the object of the Chattel Mortgage Agreement and maintaining the certificates of enrollment 6.254, 6.267 and 6.405, all of the General Real Estate Registry Office of the District of Correntina - BA;

(v) Characteristics of Debentures First Series: The First Series Debentures have the following characteristics and conditions:

(a) Term of Effectiveness and Maturity Date: the Debentures of the First Series shall have a term of effectiveness of one thousand six hundred and twenty-seven (1,627) days as of the Issue Date, thus maturing on August 1, 2022 (“Maturity Date of the First Series “), except for the events of early maturity of the Debentures, Early Redemption and Early Redemption Offer, pursuant to the Deed of Issue;

(b) Scheduled Amortization: Subject to the events of Early Maturity of Debentures, Early Redemption Offer and Early Redemption, pursuant to the Deed of Issue, payment of the Outstanding balance of the Unit Par Value of the First Series Debentures shall be made in three (03) annual installments (each “Scheduled First Series Amortization Date”), on the dates and percentages indicated in the Deed of Issue, the first on July 30, 2020 and the last on the First Series Maturity Date, at which point the total balance of the Unit Face Value, of the Remuneration and any other amounts due by the Company to the Debenture Holder under the First Series, pursuant to this Deed of Issue, shall be paid by the Company;

(c) Remuneration: on the outstanding balance of the Unit Par Value of the First Series Debentures shall bear interest corresponding to one hundred and six point fifty percent (106.50%) of the cumulative variation of the average daily rates of ID - Interbank Deposits of one day, “over extra-group”, expressed as a percentage per year, basis two hundred and fifty-two (252) business days, daily calculated and disclosed by B3, in the daily information available on its website (“First Series Remuneration” and “ID Rate”, respectively), calculated exponentially and cumulatively pro rata temporis for business days elapsed from the Payment Date or the immediately preceding Payment Date of the Remuneration, as the case may be, until the actual payment date. Without prejudice to payments due to the Early Redemption of Debentures and/or early maturity of the obligations arising from the Debentures, the Remuneration will be paid in accordance with the Deed of Issue;

(d) Payment of Remuneration: First Series Debenture Remuneration shall be paid in annual installments, the first payment being on July 30, 2019 and the last payment on the First Series Maturity Date.

(vi) Characteristics of the Second Series Debentures: the Second Series Debentures have the following characteristics and conditions:

(a) Term of Effectiveness and Maturity Date: the Debentures of the Second Series shall have a term of effectiveness of one thousand nine hundred and ninety-one (1.991) days as of the Issuance Date, thus maturing on July 31, 2023 (“Maturity Date of the Second Series”), except for the events of early maturity of the Debentures, Early Redemption and Early Redemption Offer, pursuant to the Deed of Issue;

(b) Scheduled Amortization: Subject to the events of Early Maturity of Debentures, of Early Redemption Offer and Early Redemption, in accordance with the Deed of Issue, payment of the outstanding balance of the Face Unit Value of the Second Series Debentures shall be made in four (04) installments (each a “Scheduled Second Series Amortization Date”), on the dates and percentages indicated in the Deed of Issue, the first on July 30, 2020 and the last on the Maturity Date of the Second Series, when the total outstanding balance of the Face Unit Value, Remuneration and any other amounts owed by the Company to the Debenture Holder within the scope of the Second Series, pursuant to the present Deed of Issue, shall be paid by the Company;

(c) Remuneration: on the outstanding balance of the Unit Par Value of the Second Series Debentures it shall be borne interest corresponding to (one hundred and ten percent (110.00%) of the accumulated variation of the ID Rate (“Second Series Remuneration”) and, together with the First Series Remuneration, the “Remuneration”), calculated exponentially and cumulatively pro rata temporis per business days elapsed, from the Payment Date or the immediately preceding Payment Date of the Remuneration , as the case may be, until the date of the actual payment. Without prejudice to payments due to the Early Redemption of Debentures and/or early maturity of the obligations arising from the Debentures, the Remuneration shall be paid pursuant to the Deed of Issue;

(d) Payment of Remuneration: The Remuneration of Second Series Debentures shall be paid in annual installments, the first payment being on July 30, 2019 and the last payment on the Maturity Date of the Second Series.

2.2. In addition to the aforementioned changes, the Parties intend to (i) change the title of the Deed of issue to “Private Instrument of Deed of the 1st Issue of Simple Debentures, Non-Convertible into Shares of the Unsecured Species to be Transformed in the Species with In-Rem Guarantee, in 2 (Two) Series, for Private Placement, of BrasilAgro - Companhia Brasileira de Agrícolas”; (ii) adjust the Budget set forth in Exhibit I of the Deed of Issue, considering the Total Issuance Value; (iii) change the wording of section 4.21.3, item (m) of the Deed of Issue; and (iv) exclude sections 3.5.2, 3.5.3, 5.3.1 and 5.3.2 of the Deed of Issue.

2.3. By virtue of the foregoing, the Deed of Issue shall be amended and shall become effective with the wording of the restatement set forth in Exhibit I hereto, in respect of which the Parties represent that to be fully aware of the total content thereof.

3.        RATIFICATIONS

3.1. The remaining provisions previously signed, which do not imply inconsistency with this Amendment, are hereby ratified in full, and the Parties and their successors are bound to fully comply with the terms hereof, under any circumstances.

4.        REGISTRATION

4.1. This Amendment shall be filed at the Board of Trade of the State of São Paulo, pursuant to section 62, item II and paragraph 3, of the Brazilian Corporation Law, pursuant to the procedure established in the Deed of Issue.

4.2. The Company undertakes to (a) within two (02) Business Days counted as of the date of the execution hereof, send to the Securitization Company evidence of the respective application request for the filing at the Board of Trade of the State of São Paulo; (b) to meet any possible requirements raised by the Board of Trade of the State of São Paulo in a timely manner; and (c) send to Securitization Company one (01) original counterpart of this Amendment, duly registered at the Board of Trade of the State of São Paulo, within a period of up to two (02) Business Days after obtaining said registration.

4.3. Any and all costs incurred as a result of the registration of this Amendment at the competent authorities shall be under the exclusive responsibility of the Company.

5.        APPLICABLE LEGISLATION AND VENUE

5.1. Governing Law: This Amendment shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

5.2. Venue: The courts of the District of São Paulo, São Paulo, are hereby chosen as the sole authority to settle and resolve any questions or disputes deriving or arising from this Amendment, with the resignation of any other, however privileged it may be.

In view of the foregoing, the Parties hereby execute this Amendment in three (03) counterparts, of identical content and form, in the presence of two (2) witnesses.

São Paulo, May 21, 2018.

[The remainder of the page was left intentionally blank.]

[Signatures on next page.]

BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS Cedente

Issuer
/s/ Gustavo Lopez	/s/ Andre Guillaumon
Name: Gustavo Lopez	Name: Andre Guillaumon
Title: Chief Administrative Officer and Investor Relations Officer	Title: Chief Executive Officer

INTERBRAF INTERMEDIAÇÃO DE NEGÓCIOS LTDA.

Debenture Holder

/s/ Sergio Abellan
Name: Sergio Abellan	Name:
Title: Managing Director	Title:

CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO

Securitization Company

/s/ Sergio Guedes Pinheiro	/s/ Fabiola Rubik
Name: Sergio Guedes Pinheiro	Name: Fabiola Rubik
Title: Director	Title: Legal Manager

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS

ARC Trustee/Fiduciary Agent

/s/ Nathanny Manhaes
Name: Nathanny Manhaes	Name:
Title: Attorney-in-fact	Title:

WITNESSES:

/s/ Juliana Mota Simoes	/s/ Nathalia Cardoso Silva
Name: Juliana Mota Simoes	Name: Nathalia Cardoso Silva
ID No.: 46010057-9	ID No.: 43.945.374-4
Taxpayer No.: 393.660.468-19	Taxpayer No.: 229.071.748-78

EXHIBIT I

TO THE 1st AMENDMENT TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

Restatement of the Deed of Issue

PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN TWO SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

By this private instrument, the Parties listed below:

1. BRASILAGRO - COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS, a corporation registered as publicly-held company at the Brazilian Securities and Exchange Commission (locally known as Comissão de Valores Mobiliários and hereinafter simply referred to as “CVM”), headquartered in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima No. 1.309, 5th floor, neighborhood of Jardim Paulistano, Zip code: 01.452-002, duly enrolled at the Brazilian National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 07.628.528/0001-59, with its articles of incorporation filed at the Board of Trade of the State of São Paulo (“Board of Trade of the State of São Paulo” or “JUCESP”) under NIRE 35.300.326.237, herein represented pursuant to its By-laws (“Company”); and

2. INTERBRAF INTERMEDIAÇÃO DE NEGÓCIOS LTDA., a limited liability company headquartered in the City of São Paulo, State of São Paulo, at Rua Siqueira Bueno No. 1,731 - part, neighborhood of Bairro Belenzinho, Zip code 03172-010, duly enrolled at the CNPJ/MF under No. 28.830.541/0001-66, hereby represented pursuant to its Articles of Association (“Debenture Holder”);

with the intervention consent of:

3. CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO, a securitization company headquartered in the City of São Paulo, State of São Paulo, at Avenida Paulista, No. 1439, 2nd upper store, Zip code 01311-200, enrolled at the CNPJ/MF under No. 02.105.040/0001-23, and registered at the Brazilian Securities Exchange Commission (CVM) under No. 18287, herein represented pursuant to its Bylaws (“Securitization Company”); and

4. PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS, a financial institution headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, hereby by its subsidiary, with address in the City of São Paulo, State of São Paulo, at Avenida Paulista, No. 1439, 2nd upper store,, Zip code 01311-200, enrolled at the CNPJ/MF under No. 17.343.682/0003-08, herein represented pursuant to its bylaws (“ARC Trustee/Fiduciary Agent”).

WHEREAS:

A. The Company has as its corporate purpose the activities described in section 3.1 below;

B. The Company is interested in issuing simple debentures, non-convertible into shares, of the unsecured type, to be transformed into that with in-rem sort of guarantee, in a single series, for private placement, pursuant to the terms of this Deed of Issue (as defined below) (“Debentures”), be fully subscribed by the Debenture Holder;

C. The proceeds from the Debentures shall be used solely and exclusively for the Company’s activities related to agribusiness, within the ordinary course of its business, as provided herein;

D. The Debentures issued by the Company and subscribed by Debenture Holder shall grant a right of credit to the Company, pursuant to the terms of this Deed of Issue;

E. The Debenture Holder is interested in transferring the Debentures representing agribusiness credits to the Securitization Company, pursuant to section 3 of Brazilian Federal Law No. 9,514, enacted on November 20, 1997, as amended (“Law No. 9,514”) and the “Private Instrument of Agreement for the Assignment of Agribusiness Credits and Other Covenants”, to be entered into between the Debenture Holder, the Securitization Company and the Company (“Assignment Agreement”), so that the agribusiness credits represented by the Debentures serve as basis to the ARC (as defined below);

F. The ARC Trustee/Fiduciary Agent shall be engaged by means of the “Securitization Agreement of Agribusiness Credit for the Issuance of Agribusiness Receivables Certificates of the 7th and 8th Series of the 1st Issue of CIBRASEC - Companhia Brasileira de Securitização” (“Securitization Agreement”) and shall monitor the allocation of funds raised with this Issuance, pursuant to section 3.6 below;

G. The issuance of the Debentures is part of an agribusiness credit securitization transaction that will result in the issuance of agribusiness receivables certificates (“ARC”) to which these agribusiness credits will be linked as a basis thereto (“Securitization Transaction”); and

H. The ARCs shall be distributed by means of a public offer of distribution with restricted efforts, pursuant to CVM Instruction No. 476, enacted on January 16, 2009, as amended (“Offer” and “CVM Instruction 476”), and shall be allocated exclusively to professional investors, as defined in section 9-A and its respective subsections and section 9-C of CVM Instruction 539, dated November 13, 2013, as amended, which shall be considered as holders of ARC.

Hence, in view of the foregoing, the Parties hereby execute this “Private Instrument of Public Deed of the 1st Issue of Simple Debentures, not Convertible into Shares, of the Unsecured Type, to be Transformed into that with In-rem Sort of Guarantee, in 02 (Two) Series, for Private Placement of Brasilagro - Companhia Brasileira De Propriedades Agrícolas (“Deed of Issue”), which shall be governed by the following sections and conditions:

1. Authorization

1.1. This Deed of Issue is executed pursuant to the authorization of the Meetings of the Company’s Board of Directors held on January 29, 2018 and February 2nd, 2018, and on April 5, 2018 (hereinafter jointly referred to as “Board of Directors’ Meeting of the Debtor”), by means of which the terms and conditions for the 1st issue of simple debentures, not convertible into shares, of the unsecured type, to be transformed into that with in-rem sort of guarantee, in Two (02)series, for private placement of the Company was approved, (“Issuance”), pursuant to section 59 of Law No. 6,404, enacted on December 15, 1976, as amended (“Brazilian Corporation Law”).

2. Issue Requirements

2.1 Filling and Publication of the Minutes of the Board of Directors of the Debtor

2.1.1. The minutes of the Board of Directors that approved the terms and conditions of the Issuance and the Debentures will be (a) duly filed at the Board of Trade of the State of São Paulo; and (b) published in the local newspaper “O Estado de São Paulo” and in the Official Gazette of the State of São Paulo, pursuant to section 62, item I, and section 289 of the Brazilian Corporation Law.

2.1.2. The Company undertakes (i) within two (02) Business Days counted as of the date of which one among the dates of the Board of Directors Meeting of the Debtor, to send to the Securitization Company proper evidence of the filing application concerning the registration of each minutes at Board of Trade of the State of São Paulo; (ii) to meet any possible requirements raised by the Board of Trade of the State of São Paulo in a timely manner; and (iii) to send to the Securitization Company one (01) copy of each minutes of the Board of Director’s Meeting of the Debtors duly filed at the Board of Trade within a period of up to two (02) Business Days after obtaining the filing thereof.

2.2. Filling of such Deed of Issue

2.2.1. This Deed of Issue and any amendments thereto shall be filed at the Board of Trade of the State of São Paulo, pursuant to section 62, item II and paragraph 3, of the Brazilian Corporation Law.

2.2.2. The Company undertakes to (a) within two (2) Business Days counted as of the date of signature of this Deed of Issue or of any amendments thereto, send to the Securitization Company proper evidence of the respective protocol of the filing request at the Board of Trade of the State of São Paulo; (b) to meet any requirement made by the Board of Trade of the State of São Paulo in a timely manner; and (c) to send to the Securitization Company one (01) original copy of this Deed of Issue, as well as any amendments hereto, duly registered at Board of Trade of the State of São Paulo, within a period of up to two (2) Business Days after obtaining the filing thereof.

2.2.3. Any amendments to this Deed of Issue shall be entered into by the Company, the Debenture Holder and any assignee of the Debentures and the ARCs Trustee/Fiduciary Agent, and may only be executed after approval at the General Meeting of Debenture Holders, pursuant to section 8 below, and subsequently filed at the Board of Trade of the State of São Paulo, pursuant to section 2.2.2 above.

2.2.4. The Securitization Company is hereby authorized, on an irrevocably and irreversible basis, to, on behalf of the Company, and at its expense, carry out the registration/filing of this Deed of Issue if the Company fails to do so within the term pre-established in the section 2.2.2 above, which, however, shall not withdraw the noncompliance of non-pecuniary obligation by the Company, pursuant to item “a” of section 4.21.3 below.

2.3. Subscription of Debentures

2.3.1. The Debentures shall be the object of private subscription by the Debenture Holder.

2.4 Registration for Distribution, Trading, Electronic Custody and Settlement/Liquidation

2.4.1. The Debentures will not be registered for public distribution in the primary market or trading in the secondary market, electronic custody or liquidation in any organized market.

2.5. Ineligibility for filing at CVM (Brazilian SEC equivalent) and the Brazilian Association of Financial and Capital Market Entities (locally known as Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais and hereinafter simply referred to as “ANBIMA”)

2.5.1. The Issuance shall not be registered/filed at CVM nor at ANBIMA, since the Debentures shall be the object of private placement, without (i) the intermediation of institutions that are part of the securities distribution system; or (ii) any sales effort to undetermined investors.

2.6 Establishment of Security/Guarantee

2.6.1. The Security/Guarantee of the Debentures, represented by Fiduciary Assignment/Chattel Mortgage of the Real Properties (as defined below), shall be established pursuant to the Chattel Mortgage Agreement of Real Properties (as defined below), pursuant to section 5 below and pursuant to section 62, subsection III, of the Brazilian Corporation Law.

2.6.2. The Chattel Mortgage Agreement of Real Properties shall be registered by the Company at the Real Estate Registry Office of Correntina, State of Bahia, within a term not exceeding forty-five (45) calendar days, counted as of the execution the 1st Amendment to this Deed of Issue, as provided for in the relevant instrument and in compliance with section 5 below, provided that such term may be extended by another forty-five (45) calendar days, in the event any requirements is raised by the relevant Real Estate Registry Office with proper jurisdiction.

2.6.2.1. In the event that the Chattel Mortgage Agreement of Real Properties is not registered within the period established in section 2.6.2 above, the Company shall establish and cause for it to remain in force until the Chattel Mortgage Agreement is duly registered pursuant to section 2.6.2 above, any among the following additional guarantees: (i) hiring of a letter of guarantee from any of the following leading financial institutions: Itaú Unibanco S.A., Banco Bradesco S.A. and Banco do Brasil S.A., in the amount equivalent to one hundred percent (100%) of the outstanding balance of the Unit Face Value of the Debentures; or (ii) opening and maintenance of an account linked to funds/resource/ in an amount equivalent to one hundred percent (100%) of the outstanding balance of the Unit Face Value of the Debentures, to be pledged as collateral on behalf of the Debenture Holder by means of the formalization of an agreement for the opening and management of a linked account, with any financial institution chosen by the Company, necessary to do so, with free access to the linked account for the Issuer.

2.6.2.2. The rendering of an additional collateral guarantee/security pursuant to section 2.6.2.1 above shall be made within ten (10) Business Days after the expiration of the term mentioned in section 2.6.2.

2.6.2.3. The additional collateral guarantee established under section 2.6.2.1 will be released within ten (10) Business Days counted as of the date of registration of the Chattel Mortgage Agreement of Real Properties in the respective Real Estate Registry Office.

2.6.2.4. The establishment of additional guarantees and their release, pursuant to sections 2.6.2.1 and 2.6.2.3 above, are not subject to the approval of the Debenture Holders met at the General Meeting, given the fact that they have been pre-approved since the date hereof.

2.6.2.5. Failure to register the Chattel Mortgage Agreement of Real Properties within the term established in section 2.6.2 above without the establishment of an additional guarantee, pursuant to section 2.6.2.1 above and within the period established in section 2.6.2.2 above, shall be considered an Event of Non-Automatic Early Maturity, as provided for in item “n” of section 4.21.3 below.

3. Characteristics of the Issuance

3.1. Company’s corporate purpose

3.1.1. Pursuant to section 3 of its Bylaws, the Company’s corporate purpose is (i) the exploitation of the agricultural, livestock, forestry activity of any kind and nature and the rendering of services directly or indirectly related thereto; (ii) the purchase, sale and/or leasing of properties, land, buildings and real estate in rural and/or urban areas; (iii) import and export of agricultural and livestock products and inputs; (iv) intermediation in real estate transactions of any kind; (v) the holding of interest, as a partner, in other companies, simple or entrepreneurial and in commercial ventures of any nature, in Brazil and/or abroad, related directly or indirectly to the objectives described herein; and (vi) the management of own and third-party assets (“Corporate Purpose”).

3.2 Issuance Number

3.2.1. This Issuance comprises the 1st issue of debentures of the Company.

3.3 Number of Series

3.3.1. The Issuance shall be held in two (02)series.

3.4 Total Issuance Value

3.4.1. The total amount of the Issuance shall be one hundred and forty two million and two hundred Brazilian Reais (R$ 142,200,000.00), on the Issuance Date (as defined below) (“Total Issuance Value”), being (i) eighty-five million and two hundred thousand Brazilian Reais (R$ 85,200,000.00) corresponding to the first series of Debentures (“First Series”), and (ii) fifty-seven million (R$ 57,000,000.00 ) corresponding to the second series of Debentures (“Second Series” and, together with the First Series, the “Series” or, individually and indistinctly, “Serie”).

3.5. Amount of Debentures

3.5.1. One hundred and forty-two thousand and two hundred (142,200) Debentures, with a face unit value of one thousand Brazilian Reais (R$ 1,000.00), shall be issued on the Issuance Date (as defined below), being (i) eighty-five thousand and two hundred (85,200) Debentures of the First Series, and (ii) fifty-seven thousand (57,000) Second Series Debentures.

3.6 Allocation of Funds/Proceeds

3.6.1. The funds/ proceeds raised by means of this Issuance, paid by the Debenture Holder on behalf of the Company, shall be used by the Company, completely and exclusively, for the exploitation of the agricultural activity (“Allocation of Funds”), pursuant to the budget set forth in Exhibit I hereto. (“Budget”).

3.6.2. The funds/proceeds raised by means of this Issuance shall observe the allocation provided in Section 3.6.1 above and in the Budget until the Debentures maturity date, or until the Company properly evidences the application of all the funds obtained, whichever occurs first.

3.6.3. The Company undertakes to inform the ARC Trustee/Fiduciary Agent and the Securitization Company as to the correct Allocation of Funds, by sending a report that is required to be in accordance with the Budget (i) every three (03) months as of the Payment Date until the date of full discharge of the ARC or until the application of all the funds raised by means of this Issuance is duly evidenced, whichever occurs first; and (ii) on the date of discharge of all obligations undertaken by the Company under this Deed of Issue due to early redemption or early maturity of the Debentures. This report shall be accompanied by invoices, statements and/or evidence of payment and/or financial statements of the Company that evidence the proper Allocation of Funds during the immediately preceding period for the purpose of characterizing the funds/resources/proceeds as derived from the Debentures as agribusiness credit rights (“Evidence Documents”).

3.6.4. Notwithstanding the foregoing, the Company shall, whenever so requested in writing by an Authority (as defined below), for purposes of compliance with the Rules (as defined below) and the requirements of regulatory and supervisory bodies, or by the ARC Trustee/Fiduciary Agent, send a copy of the Evidence Documents to said Authority or a copy of documents and/or additional information related to the Evidence Documents to the ARC Trustee/Fiduciary Agent, within ten (10) Business Days counted as of receipt of the request, or within a shorter term requested by the Authority or determined by a Rule.

3.6.5. For the purposes of this section, “Authority” means any natural person, legal entity (whether public or private), person or entity, condominium, trust, investment vehicle, pool of resources or any organization representing a common interest, or group of common interests, including pension fund sponsored by any legal entity (“Person”), entity or body:

(i) directly or indirectly, in Brazil and/or abroad, to the Public Government, including, without limitation, representatives of the Judiciary, Legislative and/or Executive Branches, entities of the direct or indirect public administration, municipalities and other persons governed by public law, and/or

(ii) which manages or is linked to regulated securities markets, self-regulatory entities and other persons with regulatory, oversight and/or punitive power in Brazil and/or abroad, among others.

3.6.6. “Rule” means any law, decree, provisional measure, regulation, administrative standard, letter, resolution, instruction, ordinance and/or any type of determination, pursuant to any other governmental entities, municipalities, courts or any other Authority, which establishes rights and/or obligations.

3.6.7. The ARC Trustee shall verify, throughout the term of effectiveness of the ARCs or until the full application of the proceeds resulting from this Deed of Issue, the actual allocation of all resources/proceeds obtained by means of this Issue, from the documents provided pursuant to Section 3.6.3 above and in accordance with the Budget. For the purposes of this clause, the Parties hereby agree that the ARCs Trustees shall merely verify compliance with the formal requirements of the report referred to in section 3.6.3 as well as the invoices, digitized invoices, evidence of payment and/or financial statements of the Company that demonstrate the proper allocation of proceeds and verification of their adherence to the Budget. The Trustee/Fiduciary Agent shall not be responsible for confirming the sufficiency, validity, effectiveness, quality, truthfulness or completeness of the financial information set forth said report and of the invoices, statements and/or proof of payment and/or financial statements of the Company that demonstrate the correct Resources, or any other document sent to them for the purpose of supplementing, clarifying, rectifying or ratifying the information under said report.

3.6.8. Failure to comply with the obligations set forth in this section 3.6 (including the obligations to be made and the respective terms and amounts set forth in this Deed of Issue) may result in the early maturity of the Debentures, as provided in item “a” of section 4.21.3 below.

3.6.9. Once the total amount of the allocation of the proceeds of the Debentures is used, which shall be confirmed by the ARC Trustee/Fiduciary Agent, pursuant to Section 3.6.1 above, the Company will be exempted with respect to the evidence referred to in Section 3.6.3 above, except if by virtue of the determination of Authorities or compliance with the Rules, any additional evidence in such regard is required.

3.7. Transfer of Debentures and Bonding of Debentures to ARC

3.7.1. The Debentures shall be initially subscribed by the Debenture Holder and, immediately after fulfillment of all the Conditions Precedent provided for and established under the Assignment Agreement, all Debentures shall be assigned to the Securitization Company, under the terms of the Assignment Agreement and the transfer to be carried out by means of the Debentures Transfer Register.

3.7.2. After the execution of the Assignment Agreement, with the implementation of the procedures set forth therein: (i) the term “Debenture Holder” or “Holder of Debenture” shall solely and exclusively designate the Securitization Company, while the term “Parties” shall designate the Securitization Company, the ARC Trustee/Fiduciary Agent and the Company; (ii) the current Debenture Holder will no longer be referred to as the “Debentureholder” and “Party”, and will have no further liability under this instrument and other Transaction Documents, as defined below, except for the statements and warranties to be provided by the current Debenture Holder in sections 3.1 and 3.2 of the Assignment Agreement and the rules of silence period and rules of conduct, pursuant to CVM Instruction 400, dated December 29, 2003, as amended, and section 12 of CVM Instruction 476; (iii) the rights, powers, options, prerogatives and claims, assigned to the current Debenture Holder, shall be assigned to the exclusive title of the Securitization Company; and (iv) as provided in the Assignment Agreement, the payment of the Debentures shall be made by the Securitization Company, at the account and order of the current Debenture Holder.

3.7.2.1. For purposes of this instrument, the following are deemed to be “Transaction Documents”: (i) this Deed of Issue; (ii) the Assignment Agreement; (iii) the Chattel Mortgage Agreement for Real Properties (as defined below); (iv) the Securitization Agreement; (v) the ARC subscription form; (vi) the “Contract for Structuring, Coordination and Public Distribution, with Restricted Placement Efforts, under the Regime of Mixed Placement Guarantee, of Agribusiness Receivables Certificate, of the 7th and 8th series of the 1st issue of CIBRASEC - Companhia Brasileira de Securitização” (“Distribution Agreement”), to be entered into between the Securitization Company and a financial institution that is part of the securities distribution system, as the lead coordinator; and (vii) the other documents related to the ARC Offer.

3.7.3. For all legal purposes, the title to the Debentures shall be evidenced by the registration of the Debenture Holder in the Registered Debentures Register, pursuant to sections 63 and 31 of the Brazilian Corporation Law and the “Subscription Bulletin”.

3.7.4. After the assignment of the Debentures to the Securitization Company, pursuant to the Assignment Agreement, the Debentures under this Issue shall be linked to the ARCs, as provided for in Law 11,076, dated December 30, 2004, as amended (“Law No. 11,076”), and in the Securitization Agreement.

3.7.5. As a result of the Securitization Agreement, the Company is aware and agrees that, under the fiduciary regime established by the Securitization Company, pursuant to section 39 of Law 11,076 and section 9 of Law 9,514, all and any funds/proceeds due to the Securitization Company, as a result of its title to the Debentures shall be expressly linked to the ARC payments and shall not be subject to any type of compensation.

3.7.6. By virtue of the binding of the Debentures to the ARCs, it is already established that the Securitization Company must express its opinion at any General Meeting of Debenture Holders convened to resolve on any matters involving the Debentures, as instructed by the ARC holders, after the holding of a General Meeting of holders of ARC, pursuant to the Securitization Agreement.

4. Specifications of the Debentures

4.1. Placement

4.1.1. The Debentures shall be the object of private placed, without the intermediation of institutions that are part of the securities distribution system and/or any sales efforts with investors.

4.2. Issuance Date

4.2.1. For all legal purposes, the issue date of the Debentures shall be February 16, 2018 (“Issuance Date”).

4.3. Term of Effectiveness and Maturity Date

4.3.1. The First Series Debentures shall have a term of effectiveness of one thousand six hundred and twenty-seven (1,627) days counted as of the Issuance Date, thus maturing on August 1st, 2022 (“First Series Maturity Date”), except for the events of early maturity of the Debentures, Early Redemption and Early Redemption Offer, pursuant to this Deed of Issue.

4.3.2. The Debentures of the Second Series shall have a term of effectiveness of one thousand, nine hundred and ninety-one (1.991) days counted as of the Issue Date, thus maturing on July 31, 2023 (“Second Series Maturity Date”, together with the First Series Maturity Date, the “Maturity Date”), except for the anticipated maturity of the Debentures, Early Redemption and Early Redemption Offer, pursuant to the terms of this Issue Deed.

4.4. Unit Face Value

4.4.1 The unit face value of the Debentures shall be one thousand Brazilian Reais (R$ 1,000.00) on the Issuance Date (“Unit Face Value”) and shall not be subject to monetary restatement or correction by any index.

4.5 Species

4.5.1. The Debentures shall be of the unsecured type, to be transformed into that with in-rem sort of guarantee, in accordance with section 5 below, and an amendment to this Deed of Issue shall be made, as provided for in Exhibit II to this Deed of Issue, within ten (10) Business Days counted as of the date when the Chattel Mortgage of Real Properties, as defined below, is registered at the respective Real Estate Registry Office, without the need to hold a General Meeting of Debenture Holders or corporate approval by the Company, solely to formalize the change of the Debentures to the sort with in-rem guarantee.

4.6 4.6. Form and Convertibility

4.6.1. The Debentures shall be in the registered form, without the issuance of caution or certificates, not convertible into shares issued by the Company.

4.7. Term and Form of Payment

4.7.1. The Debentures will be subscribed, by means of the Subscription Bulletin. The Debentures shall be paid-up in local currency, in a single installment and on a single date, at their Unit Face Value (“Payment Price”), by means of Available Electronic Transfer (TED) or another form of electronic transfer of financial resources. As provided for in the Subscription Bulletin, the payment of the Debentures shall be made upon fulfillment of all of the Conditions Precedent (or exemption from compliance by the holders of the ARCs) provided for in the Assignment Agreement and in section 4.8 below (“Payment Date”), it being observed that the payment made with goodwill or negative goodwill shall also be admitted.

4.7.2. The subscribed Debentures that, for any reason, are not paid on the Payment Date shall be canceled, and this Deed of Issue shall be amended, if applicable, within the term of up to thirty (30) days counted as of the Payment Date, pursuant to section 3.5.3 above, without the need to hold a General Meeting of Debenture Holders or corporate approval by the Company, to formalize the number of Debentures actually subscribed and paid up and the Total Issuance Value.

4.8. Conditions Precedent

4.8.1. The Debentures shall only be subscribed and paid after the Company’s compliance, on the Payment Date, with the following conditions, which are subject to verification and/or exemption from the Securitization Agreement, as per item (iv) below:

(i) the filing of this Deed of Issue at the Board of Trade of the State of São Paulo, pursuant to section 2.2 above;

(ii) the filing of the minutes of the Debtor’s Board of Directors’ Meeting at the Board of Trade of the State of São Paulo and the publication thereof in the newspaper “O Estado de São Paulo” and in the Official Gazette of the State of São Paulo, as per section 2.1 above;

(iii) evidence of request for registration/filing, at the applicable Real Estate Registry Offices, of the Chattel Mortgage Agreement of Real Properties, pursuant to section 2.6.2 above; and

(iv) compliance (or exemption from compliance by the holders of the ARCs) with all of the Conditions Precedent provided in the Transaction Documents.

4.9 Evidence of Title/Ownership

4.9.1. For all legal purposes, the ownership of and title to the Debentures shall be evidenced by the registration of the Debenture Holder or the Securitization Company, as the case may be, in the Registered Debentures Register. The Company undertakes to carry out the registration in the Registered Debentures Register within a period not exceeding two (02) Business Days counting as of (i) the signature of the Subscription Bulletin; and (ii) the transfer of the Debentures, pursuant to the Assignment Agreement. For the purpose of evidencing compliance with the obligation described herein, the Company shall, within the aforementioned period, present a certified copy of the page of the Registered Debentures Register that attests the registration of the Debenture holder.

4.10 Prohibition of Trading

4.10.1. The Debentures shall not be traded on any regulated market or in any way assigned, traded, sold or transferred, except for the transfer between the Debenture Holder and the Securitization Company referred to in section 3.7 above, or in case of liquidation of the separate equity of the ARCs, pursuant to the Securitization Agreement.

4.11. Scheduled Amortization and Remuneration

4.11.1. Subject to the events of Early Maturity of Debentures, Early Redemption Offer and Early Redemption, under the terms of this Deed of Issue, payment of the outstanding debit of the Unit Face Value of the Debentures shall be made in three (03) annual installments (each of them a “Scheduled Amortization Date”), on the dates and percentages indicated in the table below, and the last installment shall be paid on the Maturity Date, at which point the total balance of the Unit Face Value, of the Remuneration, as well as of any other amounts payable by the Company to the Debenture Holder, under the terms of this Deed of Issue, shall be paid by the Company.

(i) Payment Dates of First Series Debentures:

Installment	Scheduled Date Of Amortization	Percentage of the outstanding balance of the unit face value to be amortized
1	July 30, 2020	33.33%
2	July 30, 2021	50.00%
3	August 1, 2022	100.00%

(ii) Payment Dates of the Second Series Debentures:

Installment	Scheduled Date Of Amortization	Percentage of the outstanding balance of the unit face value to be amortized
1	July 30, 2020	25.00%
2	July 30, 2021	33.33%
3	August 1, 2022	50.00%
4	July 31, 2023	100.00%

4.11.2. The Face Value of the Debentures shall not be adjusted for inflation.

4.11.3 Remuneration

The Remuneration shall be calculated as follows:

The outstanding balance of the Face Unit Value of the Debentures shall bear interest equivalent to (i) one hundred and six and a half percent (106.50%) for First Series Debentures, and (ii) one hundred and ten per cent (110.00%) for Second Series Debentures, of the cumulative variation of the average daily rates of ID-Interbank Deposits of one day, “over extra-group”, expressed in percentage per year, basis of two hundred and fifty-two (252) business days, daily calculated and disclosed by B3, in the daily information available on its website (http://www.cetip.com.br) (“Remuneration” and “ID Rate”, respectively), calculated exponentially and cumulatively pro rata temporis according to the number of Business Days elapsed, from the Payment Date or the Payment Date of the immediately preceding Remuneration, as the case may be, until the actual payment date. Without prejudice to the payments due to the Early Redemption of Debentures and/or early maturity of the obligations arising from the Debentures, under the terms set forth in this Deed of Issue, the Remuneration shall be paid pursuant to section 4.12 below.

The Company shall be authorized to reduce the Remuneration, limited to the final remuneration rate of the ARCs, without the need to hold a General Meeting of Debenture Holders or corporate approval by the Company, provided that such alteration is duly formalized prior to the Payment Date, by means of the execution of an amendment to the present Deed of Issue.

4.11.4. Calculation of the Remuneration/Compensation

The Remuneration shall be calculated as follows:

J = VNe x (IDFactor – 1)

Being:

J = value of the Remuneration of the Debenture due at the end of each Capitalization Period of the Debentures (as defined below), calculated with eight (8) decimal places without rounding;

VNe = Unit Face Value of the Debentures, or their outstanding balance after the immediately preceding Scheduled Amortization Date, as the case may be, or incorporation of interest, if any, calculated with eight (8) decimal places, without rounding;

IDFactor = ID Rate from the beginning of each Capitalization Period of the Debentures, including up to the exclusive calculation date, calculated with eight (8) decimal places, with rounding, calculated as follows:

Being:

n = Total number of ID Rates considered in each Capitalization Period of the Debentures, where “n” is an integer;

k = Order number of ID rates, ranging from one (1) to “n”;

p = one hundred and six and a half (106.50) for the Debentures of the First Series and one hundred and ten integers (110.00) for the Debentures of the Second Series;

TDI = ID rate, of k order, expressed per day, calculated with eight (8) decimal places with rounding, as follows:

Being:

DIk = ID rate of k order disclosed by B3, used with two (2) decimal places.

Comments:

The daily factors producer   is produced, and for each accumulated daily factor, the result is cut to sixteen (16) decimal places, applying the next daily factor, and so on until the last one considered.

• The ID Rate should be used considering the same number of decimal places as disclosed by the entity responsible for purposes of the calculation thereof.

• For application of DIk, the ID Rate published on the second (2nd) Business Day preceding the actual date of calculation will always be considered. For example, in order to calculate the Remuneration on day 10, the ID Rate disclosed on the 08th will be considered, considering that the days 08, 09 and 10 are Business Days.

• For the purposes of calculating the Remuneration of the Debentures the term “Capitalization Period of Debentures” is defined as the time interval: (i) which begins on the Payment Date (inclusive), and ends on the first Payment Date of the Remuneration of the Debentures (exclusive) in the case of the first Capitalization Period of the Debentures, or (ii) that starts on the Payment Date of the Remuneration of the Debenture immediately preceding (inclusive), in the case of the other Capitalization Periods of the Debentures, and ends on the Payment of the Remuneration of the Debentures of the respective period (exclusive) or on the Expiration Date (exclusive), as the case may be. Each Capitalization Period of the Debentures succeeds the previous one without any continuity, until the Maturity Date, early redemption or early maturity of the Debentures, as the case may be.

• On an exceptional basis, on the date of payment of the first Remuneration of Debenture, an amount corresponding to the product of one (1) Business Day of Debentures, plus the ID Rate disclosed on the third (3rd) Business Day which precedes the Payment Date. The calculation of this amount shall abide by the calculation formula of the Remuneration of Debentures provided for in the previous section.

Pursuant to section 4.11.3, if, when calculating any monetary obligations related to the Debentures provided for in this Deed of Issue, the ID Rate is not available, the last ID Rate officially disclosed up to the date of the calculation shall be the one used, and no financial compensation, fines or penalties are payable between the Company, the Debenture Holder and the Securitization Company, upon the subsequent disclosure of the ID Rate.

In the event of extinction, limitation and/or non-disclosure of the ID Rate for more than ten (10) consecutive days after the expected date for the assessment and/or disclosure thereof, or in case of impossibility of applying the ID Rate to the Debentures by reason of legal or court prohibition, for purposes of the replacement thereof it shall be applied the rate that substitutes it. If there is no substitute rate for the ID Rate (“Event of Lack of ID Rate”) (i) it shall be used the assessed and adjusted rate of one-day of financing transactions, backed by federal government securities, as provide in the Sistema Especial de Liquidação e de Custódia (SELIC), expressed as a percentage of the year, basis of two hundred and fifty two (252) Business Days, calculated and disclosed in the Central Bank Information System - SISBACEN, transaction PEFI300, option 3 - option SELIC - SELIC day rate; or, exclusively, in the absence thereof (ii) the Debenture Holder shall, within a period of up to two (2) Business Days counted as of the date of expiration of the term of ten (10) consecutive days or the date of extinction of the ID Rate or impossibility of application of the ID Rate by virtue of legal or court prohibition, as the case may be, to convene the General Meeting of Debenture Holders of each one of the Series in order to resolve, in agreement with the Company and observing the applicable regulations, the new parameter of remuneration of the Debentures to be applied, which shall be the one that reflect the market conditions prevailing at the time. Until the disclosure of this new parameter of remuneration of the Debentures and, consequently, of the ARCs, when calculating any pecuniary obligations concerning the Debentures provided for in this Deed of Issue, the last ID Rate officially announced shall be used for purposes of calculating the Remuneration, it being understood that, in such, no compensation shall be due between the Company, the Debenture Holder and the Securitization Company upon the disclosure of the new remuneration parameter for the Debentures and, consequently, the ARCs.

If the ID Rate is to be disclosed prior to the General Meeting of Debenture Holders, as set forth above, the General Meeting of Debenture Holders shall not be held, and the ID Rate, as of the date of the disclosure thereof, shall once again be used for the calculation of any monetary obligations related to the Debentures provided for in this Deed of Issue. If, in the General Meeting of Debenture Holders there is no consent as to the new remuneration of Debentures between the Company and Debenture Holders representing at least two thirds (2/3) of the Debentures in Circulation, or if said General Meeting of Debenture Holders or general meeting and holders of ARC are not convened due to lack of quorum or in the absence of a quorum for resolution, the Company undertakes, henceforward, to redeem all the Outstanding Debentures, with the consequent cancellation thereof, within thirty (30) days counted as of the date of the General Meeting of Debenture Holders or of the general meeting of holders of ARCs provided for above or on the Maturity Date of the Debentures, whichever takes place first, by the outstanding balance of the Face Unit Value of the Debentures, increased by the Remuneration, pro rata temporis from the Payment Date or the Payment Date of the immediately previous Remuneration, as the case may be, until of the actual payment, in which case, when calculating any pecuniary obligations related to the Debentures set forth in this Deed of Issue, the percentage corresponding to the last ID Rate officially disclosed shall be used for calculating the ID Rate.

At the General Meeting of Debenture Holders referred to above, the Securitization Company shall express the instruction given at each general meeting of holders of ARC, as referred to in the Securitization Agreement.

4.12 Payment of the Remuneration

The Remuneration of Debentures of both Series shall be paid every July of each year, the first payment being on July 30, 2019 and the last payment on the Maturity Date of the Debentures, as per the chart provided hereinbelow (“Payment Date of the Remuneration”):

(i) Payment Dates for the Remuneration of First Series Debentures:

PAYMENT DATES OF THE FIRST SERIES	PERIOD OF CAPITALIZATION OF REMUNERATION
	Beginning of the Capitalization Period (inclusive)	End of Capitalization Period (excluding)
July 30, 2019	Payment Date	July 30, 2019
July 30, 2020	July 30, 2019	July 30, 2020
July 30, 2021	July 30, 2020	July 30, 2021
August 1, 2022	July 30, 2021	August 1,2022

(ii) Payment Dates for the Remuneration of the Second Series Debentures:

PAYMENT DATES OF THE SECOND SERIES	PERIOD OF CAPITALIZATION OF REMUNERATION
	Beginning of the Capitalization Period (inclusive)	End of Capitalization Period (excluding)
July 30, 2019	Payment Date	July 30, 2019
July 30, 2020	July 30, 2019	July 30, 2020
July 30, 2021	July 30, 2020	July 30, 2021
August 1, 2022	July 30, 2021	August 1,2022
July 31, 2023	August 1,2022	July 31, 2023

4.12.1. The one who shall be entitled to payments shall be the Debenture holder of Debentures at the end of the Business Day prior to each Payment Date of the Remuneration set forth in this Deed of Issue

4.13 Scheduled Renegotiation

4.13.1. The Debentures shall not be subject to scheduled renegotiation.

4.14. Optional Acquisition of Debentures

4.14.1. The Company shall not purchase the Debentures pursuant to paragraph 3 of section 55 of the Brazilian Corporation Law, and this event shall not be misinterpreted by the Offer for Early Redemption of Debentures, carried out in accordance with section 4.16 of this Deed of Issue.

4.15 Optional Early Redemption

4.15.1. The Company may choose to make the full optional early redemption of the Debentures (“Optional Early Redemption”), at any time from the Issuance Date of the Debentures and at its sole discretion, as provided in the sections hereinbelow.

4.15.2. The Optional Early Redemption may only be exercised by the Company if there is an obligation to increase amounts in the payments due by the Company under the Debentures and/or the Assignment Agreement due to the levy or increase of taxes, except in cases where such levy or increase of taxes derives, directly or indirectly, from noncompliance by the Company of any obligation set forth in this Deed of Issue and/or in the Assignment Agreement.

4.15.3. For purposes of Optional Early Redemption, the levy or increase of taxes mentioned in section 4.15.2 cannot result from interpretation or discussion, and must be expressly provided for by law or regulation applicable to the Debentures. In addition, the Company may only request the Optional Early Redemption within a period of sixty (60) days prior to the commencement of the effectiveness of such respective law or regulation that changes the taxation applicable to the Debentures, pursuant to the terms provided herein, up to a maximum of sixty (60) days after the beginning of said law or regulation.

4.15.4. In order to exercise the Optional Early Redemption, the Company shall notify the Debenture Holder in writing accordingly, informing at least: (i) the estimate of the Optional Early Redemption Amount, as defined below, which must have been validated by the Debenture Holder; (ii) a detailed description of the event described in section 4.15.2 above, accompanied by (1) statement attesting to the occurrence of the event described in section 4.15.2 hereinabove, and (2) legal opinion issued by a lawyer or law firm chosen and contracted exclusively by the Company, confirming the change in law or regulation or change of position of competent authority, and its effects on the payments made by the Company herein; (iii) the date of payment of the Optional Early Redemption Amount, provided, however, that observed the provisions of section 4.15.1.5 hereinbelow (“Optional Early Redemption Payment Date”); and (iv) other ancillary information for the Optional Early Redemption to take place (“Optional Early Redemption Notice”).

4.15.5. The sending of the Optional Early Redemption Notice, provided that all the criteria of section 4.15.1.4 above are met: (i) shall imply the irrevocable and irreversible obligation of full early redemption of the Debentures of both Series at the Optional Early Redemption Amount, which shall be paid by the Company to the Debenture Holder on the 5th (fifth) Business Day after sending the Optional Early Redemption Notice; and (ii) shall cause the Securitization Company, as Debenture Holder, to initiate the procedure for the early redemption of all ARCs, as set forth in the Securitization Agreement.

4.15.6. The amount to be paid by the Company to the Debenture Holder as an Optional Early Redemption shall be equivalent to the outstanding balance of the Face Unit Value of the Debentures, increased by the respective Remuneration, calculated pro rata temporis on the outstanding balance of the Unit Par Value of the Debentures, of Payment of the Debentures or the last Payment Date of the Remuneration, as the case may be, up to the Optional Early Redemption Payment Date, increased by any other amounts that may be possibly due by the Company under this Deed of Issue (“Optional Early Redemption Amount”)

4.15.7. Once the Optional Early Redemption Amount has been paid, the Company shall cancel the Debentures.

4.15.8. If the Optional Early Redemption Amount is not paid within the period agreed in section 4.15.5 above, the amounts in arrears, from the maturity thereof to the date of actual payment, shall be levied on the Late Charges, as well as attorney’s fees and other possible expenses applicable by reason of the delay in payment, it being understood that the Debenture Holder may carry out all the necessary measures for the payment of the Optional Early Redemption Amount.

4.16 Early Redemption Offer

4.16.1.1. At any time counted as of the Payment Date, the Company may, at its sole discretion, offer partial or total early redemption of the Debentures of one or both Series, as the case may be, with the consequent cancellation of such Debentures (“Early Redemption”), in accordance with the terms and conditions set forth below (“Early Redemption Offer of Debentures”).

4.16.1.2. In case of a partial Early Redemption Offer of Debenture, it should be noted that there shall be redemption of the corresponding ARCs in proportion to the number of ARCs of the holders of the ARC of the corresponding Series to be redeemed who have adhered to the ARC Early Redemption Offer, as defined below, so that at least one (1) ARCs of each ARCs holder that has adhered to the ARCs Early Redemption Offer is redeemed, disregarding any fractions of ARC.

4.16.1.3. The amount to be paid by the Company as Early Redemption shall correspond to the Unit Face Value, or balance of the Unit Face Value, as the case may be, of the Debentures to be redeemed in advance, increased by the Remuneration, calculated pro rata temporis, as of the Payment Date, or the last Payment Date of the Remuneration, up to the date of actual payment, besides any other amounts that may be possibly due by the Company under this Deed of Issue (“Redemption Price”).

4.16.1.4. The Company shall notify the Securitization Company with a copy to the ARC Trustee as to the actual occurrence of the Early Redemption Offer of Debentures (“Notice of Early Redemption Offer of Debentures”), describing the terms and conditions of the Early Redemption Offer of the Debentures, including: (i) the actual date for the redemption and payment of the Debentures to be redeemed, which shall not exceed sixty (60) days of the Notice of Early Redemption Offering of the Debentures; (ii) the form and term for the Debenture Holders to express their intent in relation to the Early Redemption Offer of the Debentures, in compliance with section 4.16.1.6 below; (iii) if the Early Redemption Offer of Debentures will be relative to all or part of the Debentures; (iv) if the Early Redemption Offer of the Debentures will be relative to the Debentures of both Series or only a certain Series; (v) whether the actual early redemption of the Debentures is conditional on the adhesion of all or a minimum number of Debentures to the Early Redemption Offer of the Debentures; (vi) an estimate of the Redemption Price, which must correspond to a multiple of the Unit Face Value plus the respective Remuneration at the time of the Early Redemption; (vii) any redemption premium that may be offered to the Debenture Holder, at the sole discretion of the Company; and (viii) other information on the Early Redemption Offer of the Debentures necessary for the decision of the ARC holders in relation to the ARC Early Redemption Offer (as defined below).

4.16.1.5. Once the Notice of Early Redemption Offer of Debentures has been received, the Securitization Company shall call a General Meeting of holders of ARCs to resolve on an early redemption offer of ARCs (“Early Redemption Offer of ARCs”), which shall reflect the same terms and conditions established for the Early Redemption Offer of the Debentures, pursuant to the provisions of the Securitization Agreement (“Notice of Early Redemption Offer of ARCs”).

4.16.1.6. The holders of ARC meeting at the General Meeting, individualized by Series or carried out jointly, pursuant to section 4.16.1.5 above, shall opt for joining or not joining the Early Redemption Offer of the ARC. The Securitization Company shall adhere to the Early Redemption Offer of Debentures in the amount of Debentures equivalent to the amount of ARC that the holders of ARC the respective Series or both Series, as the case may be, have adhered to the Offer of Early Redemption of ARC, observing the distribution rules established in the Securitization Agreement. In the event the General Meeting mentioned in section 4.16.1.5 above does not take place or in the event of lack of a quorum for resolution of the matters, the Securitization Company shall not adhere to the Early Redemption Offer of the Debentures. The adhesion or not thereto shall be reported to the Company within two (2) Business Days, counted as of the General Shareholders’ Meeting of ARC holders mentioned in section 4.16.1.5 above, and, in the event of adhesion, the Company shall have up to five (05) Business Days to carry out the actual payment of the Early Redemption, provided that observed the term established in section 4.16.1.4 hereinabove.

4.16.1.7. In case the number of Debentures to be redeemed is less than the minimum number of Debentures established by the Company pursuant to section 4.16.1.4 above, within the scope of the Early Redemption Offer of Debentures, the Company shall not be entitled to redeem the Debentures in advance.

4.16.1.8. The date for carrying out any Early Redemption shall inevitably be a Business Day.

4.16.1.9. The Debentures redeemed under this item shall be canceled by the Company.

4.17. Extraordinary Amortization

4.17.1. No extraordinary amortization of the Unit Face Value of the Debentures will be allowed.

4.18. Fine and Default Interest

4.18.1. In the event of late payment of any amount due by the Company to the Debenture Holder pursuant to this Deed of Issue, the Issuance and/or the Offer, in addition to the payment of the Remuneration, calculated as of the date of default up to the actual payment date, on any and all amounts, the following shall be levied, regardless of notice, communication or court or out-of-court injunction, (i) default interest of one percent (1%) per month, calculated pro rata temporis from the date of default up to the date of actual payment, in arrear; and (ii) a non-compensatory default fine of two percent (2%) (“Late Charges”).

4.19 Payment Place

4.19.1. The payments concerning the Debentures of the First Series shall be carried out by the Company upon deposit in the Centralizing Account of the 7th Series, as defined in the Assignment Agreement.

4.19.2. The payments concerning the Debentures of the Second Series shall be carried out by the Company upon deposit in the Centralizing Account of the 8th Series, as defined in the Assignment Agreement.

4.20 Extension of Deadlines

4.20.1. The deadlines for the payment of any obligation under and arising from this Deed of Issue shall be deemed to be extended if the maturity does not coincide with Business Day, with no increase in the amounts to be paid. For the purposes of this Deed of Issue, “Business Day” shall mean any day other than a Saturday, Sunday or national holiday in the Federative Republic of Brazil. In view of the bounding to the ARCs referred to in section 3.7 hereinabove, if the dates when B3 S.A. - Brasil, Bolsa, Balcão (“B3”) carry out events, as provided for in the Securitization Agreement, turn out to be days when B3 is not operating, the due date for the event at issue shall be deemed to be the day immediately following that when B3 is operating, as the ARCs are under the electronic custody of B3.

4.21. Early Maturity

4.21.1. The Debentures and all the obligations under this Deed of Issue shall be deemed to be early matured, and the Company shall immediately pay the balance of the Unit Face Value, plus the Remuneration, calculated pro rata temporis, as of the Payment Date, or the last Payment Date of the Remuneration, until the date of the actual payment thereof, without prejudice, when applicable, to the collection of the Late Charges and any other amounts that may be owed by the Company pursuant to any of the Transaction Documents, in the occurrence of the events described in sections 4.21.2 and 4.21.3 below, observing any remedy periods and respective procedures, when applicable (each an “Early Maturity Event”).

4.21.2. Automatic Early Maturity Events: Subject to any applicable remedy periods, the occurrence of any of the events indicated in this section 4.21.2 shall result in the automatic early maturity of the Debentures of both Series, regardless of any out-of-court notice, court notice, prior notice to the Company or consultation with the holders of Debentures, as the holder of the Debentures (each an “Automatic Early Maturity Event”):

(a) default by the Company and/or the Guarantor of any monetary obligation concerning the Debentures and/or provided for in this Deed of Issue and/or the Collateral Guarantee/Security, on the respective payment date provided in this Deed of Issue and/or in the Collateral Guarantee/Security, not remedied within one (01) Business Day counted as of the date of the respective default, with respect to any remedy periods in the abovementioned instruments;

(b) amendment or transfer of the direct or indirect control of the Company and/or of Guarantor’s, which implies the exclusion of Cresud S.A.c.i.f.y.a as the Company’s controlling shareholder and the Company as the parent company of Guarantor, without the prior authorization of the Debenture Holders representing at least 2/3 of the Outstanding Debentures;

(c) (i) liquidation/settlement, dissolution or termination of the Company and/or Guarantor (as defined below) and/or any of its Controlling Shareholders (as defined in Section 116 of the Brazilian Corporation Law); (ii) bankruptcy of the Company and/or Guarantor and/or any of its Controlling Companies and/or any of its “Subsidiaries” (as defined in Section 116 of the Brazilian Corporate Law); (iii) an application for self-assessment (bankruptcy) filed by the Company and/or Guarantor and/or by any of its Controlling Companies and/or by any of its Subsidiaries; (iv) bankruptcy petition of the Company and/or Guarantor and/or any of its Controlling Companies and/or any of its Subsidiaries filed by third parties, not elided within the legal term; or (v) request for request from judicial or extrajudicial reorganization, or of voluntary bankruptcy of the Company and/or Guarantor and/or any of its Controlling Companies and/or any of its Subsidiaries, regardless of the granting of the respective request;

(d) a statement of early maturity of any financial obligation of the Company and/or Guarantor and/or any of its Subsidiaries (even if as guarantor), arising from bank debt and local or international capital market transactions, observing the remedy periods established in the respective debt instruments;

(e) default, by the Company and/or Guarantor and/or any of its Subsidiaries (even if as guarantors), of any debt or financial obligation in the financial and capital market, local or international, in value, individual or aggregate, equal to or greater than fifteen million Brazilian Reais (R$ 15,000,000.00), or its equivalent in other currencies, observing the remedy periods established in the respective debt instruments;

(f) noncompliance with any final court decision and/or any arbitration decision not subject to appeal, against the Company and/or the Guarantor in value, individual or aggregate, equal to or greater than R$ fifteen million Brazilian Reais (15,000,000.00);

(g) reduction of the Company’s capital stock, pursuant to section 174, paragraph 3, of the Brazilian Corporation Law, except for the absorption of losses, in accordance with the law;

(h) change in the Company’s and/or Guarantor’s Corporate Purpose, as provided for in its Bylaws or Articles of Incorporation, as the case may be, in force on the Issuance Date, unless it results in a change in the Company’s and/or Guarantor’s main activity;

(i) statement of invalidity, nullity or unenforceability of this Deed of Issue and/or of the Guarantee and/or any of the other Transaction Documents, by any court decision or arbitration award;

(j) assignment, promise of assignment or any form of transfer or promise of transfer to a third party, in whole or in part, by the Company and/or the Guarantor of any of its obligations under this Deed of Issue and/or the Guarantee, unless approved by Debenture Holders representing two thirds (2/3) of the Outstanding Debentures;

(k) transformation of the Company’s corporate type so that it ceases to be a corporation, pursuant to sections 220 to 222 of the Brazilian Corporation Law;

(l) court questioning by the Company and/or the Guarantor of this Deed of Issue and/or the Collateral Guarantee and/or any of the Transaction Documents, not remedied on a final basis within the legal term or within a period of up to fifteen (15) days counted as of the date on which the Company and/or the Guarantor becomes aware of the filing of such court questioning, among the two aforementioned periods, whichever is shorter;

(m) if this Deed of Issue, the Assignment Agreement or any Transaction Document is, for any reason, terminated, ended or otherwise extinct; and

(n) spin-off, merger, incorporation, incorporation of shares or any form of corporate reorganization involving the Company, Guarantor and/or any of its Subsidiaries, except in the following cases and as long as the Company is not extinguished:

(i) if previously authorized by Debenture Holders representing at least two thirds (2/3) of the Outstanding Debentures; or

(ii) if, in the event of a spin-off, a merger or an incorporation of the Company, the Debenture Holder has been assured, for at least six (6) months counted as of the date of publication of the minutes of the corporate acts related to the transaction, the redemption of the Debentures of which he is the holder, upon payment of the outstanding balance of the Face Unit Value, increased by the Remuneration, calculated pro rata temporis from the Payment Date or the immediately preceding Payment Date of the Remuneration, as the case may be, until the actual payment date; or

(iii) in the event of a spin-off, merger, incorporation, merger of shares or any form of corporate reorganization involving only the Company, its Controlling Shareholders and / or Controlled Companies; or

(iv) if it is an Authorized Corporate Transaction, as defined in item (o) of section 4.21.3 below.

4.21.3. Non-Automatic Early Maturity Events: In the event any of the events indicated in this section 4.21.3 are not remedied in the applicable remedy period, the provisions of section 4.21.5 and following of this Deed of Issue shall be applicable (each, “Non-Automatic Early Maturity Event”):

(a) default, by the Company and/or the Guarantor, of any non-monetary obligation set forth in this Deed of Issue and/or in the Collateral Guarantee/Security not remedied within ten (10) Business Days as of the date of the respective default, it being understood that the term provided for in this subsection does not apply to obligations to which a specific remedy period has been previously and expressly specified;

(b) the failure to obtain, renew, cancel, revoke or suspend the authorizations, concessions, permits and/or licenses necessary for the achievement of the Company’s Corporate Purpose and the corporate purpose of the Guarantor, except for authorizations, concessions, licenses and/or permits that are in the process of renewal and that do not prevent the Company and/or the Guarantor, as the case may be, from executing their respective corporate purposes and that are not in disagreement with the applicable laws and rules;

(c) establishment of any liens (so defined as mortgage, pledge, fiduciary alienation, fiduciary assignment, chattel mortgage, enjoyment, trust, promise of sale, purchase option, right of first refusal, charge, liens, burdens, arrest, in or out-of-court, voluntary or involuntary, or other act that has the practical effect similar to any of the above), on the Company’s and/or Guarantor’s assets, except: (i) for liens existing on the Issuance Date; or (ii) for liens to be pledged as collateral to its own obligations and/or companies belonging to the same group of the Company;

(d) failure to attend, after any remedy periods provided for in the Chattel Mortgage Agreement of Real Estate, to reinforce obligations and/or limits, percentages and/or values of the Guarantee;

(e) protest of securities/titles against the Company and/or Guarantor and/or any of its Subsidiaries (even if in the condition of guarantors), in an individual or aggregate amount equal or greater than fifteen million (R$ 15,000,000.00), or its equivalent in other currencies, unless the protest has been effected by proven error or bad faith of third parties, or if it is canceled, or the effectiveness/validly thereof is challenged in court, in any case, within the maximum period of ten (10) Business Days counted from the date of the protest of the protested party. For the purposes of this subsection, proof of the error or bad faith of third parties shall occur upon presentation by the protested party of the respective evidence of payment of the title subject matter of the protest;

(f) existence of any final court decision and/or any arbitration award not subject to appeal, against the Company and/or the Guarantor in an individual amount equal to or greater than fifty million Brazilian Reais (R$ 50,000,000.00);

(g) expropriation, confiscation or any other act of any governmental entity of any jurisdiction over the ownership/title and/or direct or indirect possession of its assets, in an individual value equal to or greater than (i) in case of expropriation, one hundred million Brazilian Reais (R$ 100,000. 000,00) and, cumulatively, if the respective indemnity paid by the government entity to the Company as a result of the expropriation corresponds to less than seventy percent (70%) of the appraised value of the respective depreciated property; or (ii) in the event of seizure or any other similar act of any governmental entity of any jurisdiction, one hundred million Brazilian Reais (R$ 100,000,000.00);

(h) nonuse by the Company of the net proceeds obtained with the Issuance strictly in accordance with this Deed of Issue;

(i) court questioning, by any person other than the Company and the Guarantor, of this Deed of Issue and/or the Collateral Guarantee, not remedied on a final basis within the legal term or within a period of up to fifteen (15) days counted as of the date on which Company and/or Guarantor become aware of the filing of such court questioning, among the two periods, whichever is less;

(j) performance by the Company and/or Guarantor, in disregard to the rules applicable to it concerning acts of corruption and acts harmful to the public administration, pursuant to Law No. 12,846, dated August 1, 2013, as amended, and Decree No. 8,420 of March 18, 2015 (jointly “Anti-Corruption Laws”);

(k) evidence that any statement made by the Company and/or the Guarantor in this Deed of Issue, in the Guarantee and/or in the other Transaction Documents is false or incorrect, in the latter case, in any material respect;

(l) distribution and/or payment by the Company of dividends, interest on equity capital or any other distributions of profits to the shareholders of the Company, if the Company is in default with any of its monetary obligations under this Deed of Issue, except for the mandatory dividends provided for in section 202 of the Brazilian Corporate Law, pursuant to the Company’s Bylaws in force on the Issuance Date;

(m) non-compliance by the Company with the financial index below (“Financial Index”) for 2 consecutive quarters during the term of effectiveness of the Debentures, to be assessed by the Company on a quarterly basis and verified by the Securitization Company, based on the Company’s consolidated financial statements, based on, and including, the Company’s consolidated financial statements for the quarter ended June 30, 2018:

Net Debt/Property Value equal to or less than thirty hundredths (0.30x)

For the purposes of this section, the following definitions shall apply:

(i) “Net Debt” means the total of loans and financing (including short and long term loans, as indicated in the consolidated balance sheet), minus the amount of Cash and Cash Equivalents; and

(ii) “Property Value” means the fair value of the valuation attributed to the Company’s Land Bank by Deloitte Touche Tohmatsu Limited, pursuant to appraisal reports issued in June 2017 or other report issued by any of the following companies: (i) Valora Engenharia S / S Ltda., (ii) Deloitte Touche Tohmatsu Limited; or (iii) Cushman & Wakefield Consultoria Imobiliária Ltda.; if any change or update on portfolio take place, as per explanatory note “Investment properties”, in the Company’s financial statements, or if a Material Fact is published that indicates the possibility of deterioration of the fair value ascribed to Company’s Properties.

(n) the lack of registration of the Chattel Mortgage Agreement of Real Properties within the period established in section 2.6.2 of this Deed of Issue without additional collateral guarantee/security being established, pursuant to section 2.6.2.1 hereinabove; and

(o) spin-off, incorporation, incorporation of shares or any form of corporate reorganization with third parties that are not members of the Company’s economic group, by the Company, by Guarantor and/or any of its Subsidiaries, unless if, cumulatively, (i) they not comprise a merger; (ii) the Company is not terminated; (iii) the ultimate objective of said acts is exclusively the acquisition of rural properties by indirect means; and (iv) said acts do not imply in the Company’s failure to comply with the representations and warranties provided under Section 7 of this Deed of Issue; and (v) the equity value of the interest to be purchased is limited to one hundred million Brazilian Reais (R$100,000,000.00) (“Authorized Corporate Transaction”).

4.21.4. The early maturity event of any issuance Series of Debentures, shall entail the early maturity of the other Series, regardless of any out-of-court notice, court request, prior notice to the Company or consultation with the Debenture holders, as the holder of the Debentures.

4.21.5. In the event any of the Early Maturity Events provided in section 4.21.2 above take place, the obligations arising from the Debentures shall automatically become due, regardless of court or out-of-court notice. Without prejudice to automatic maturity, the ARC Trustee/Fiduciary Agent, as soon as aware thereof, shall send written notice to the Company, informing the event.

4.21.6. In the event any of the other Early Maturity Events provided for in section 4.21.3 above takes place, the Securitization Company, as assignee of the Debentures, shall convene the General Meeting of the ARC Holders of each Series, within two (2) Business Days counted as of the knowledge of the occurrence of any of the events described in section 4.21.3 above and as provided in the Securitization Agreement, to resolve on the non-statement of early maturity of the Debentures. The General Meeting of Debenture Holders of each Series shall be held within one (1) Business Day, counted as of the date of the holding of the meeting of the holders of ARC of the relevant Series and the Securitization Company, as Debenture Holder, shall express itself in accordance with the guidelines/instructions provided at the General Meeting of Holders of ARC of each Series, on the possible non-statement of the early maturity of the Debentures.

4.21.7. In the event that the said General Meeting of the Holders of the ARCs is convened on the first or second call, and the Holders of the ARCs representing (a) on first call at least fifty percent (50%) plus one of the ARCs in circulation defined in the Securitization Agreement); or (b) on second call, at least fifty percent (50%) plus one of the ARCs present at said meeting, provided that the holders of ARCs present at the General Meeting represent at least thirty percent (30%) of the ARC (as defined in the Securitization Agreement), as the case may be, decide not to consider the early maturity of the obligations arising from the Debentures, or, also, in case of suspension of the work for resolution thereof at a later date, the Debenture Holder shall not state the early maturity of the obligations arising from the Debentures and shall formalize a Minutes of the General Meeting of Debenture Holders approving the non-statement of the anticipated maturity; otherwise, or in case of failure to convene, on second call, the aforementioned General Meeting of ARC Holders, the Debenture Holder shall immediately declare the early maturity of the obligations arising from the Debentures.

4.21.8. In the event of the early maturity acknowledged by the Debenture Holder of the obligations arising from the Debentures of both Series, the Company undertakes to redeem all of the Debentures, with their consequent cancellation, at the Face Unit Value (or balance of the Face Unit Value, as the case may be), increased by the Remuneration, calculated pro rata temporis, from the Payment Date or the last Payment Date of the Remuneration, whichever occurs later, until the date of the actual redemption, without prejudice to the payment of the Late Charges, when applicable, and any other amounts that may be owed by the Company under this Deed of Issue, including any expired and unpaid expenses, within one (1) Business Day as of the date on which the early maturity of the obligations arising from the Debentures is acknowledged, under penalty, failing to do so, of also being obligated to the payment of the Late Charges, it being understood that, such payment is due by the Company since the date of the confirmation of the early maturity and the Debenture Holders may take all necessary measures to meet their credit, regardless of any operational term required for the redemption of the Debentures.

4.21.9. Notwithstanding the provisions of this section, the Company may, at any time, convene a General Meeting of Debenture Holders to resolve on the waiver or prior temporary waiver (prior waiver request) of any Early Maturity Event provided for in the hereinabove, which will depend on the approval of Debenture holders holding at least two thirds (2/3) of the Outstanding Debentures. The Securitization Company, as Debenture Holder, shall express its intent pursuant to the guidelines/instructions provided in the General Meeting of ARC Holders, to be convened specifically for this purpose.

4.22. Risk Rating

4.22.1. The Debentures shall be subject to risk rating.

5. Collateral Guarantee/Security

5.1. Chattel Mortgage of Real Property: As provided in the “Private Instrument of Chattel Mortgage of Real Property in Guarantee and Other Covenants”, to be entered into between Imobiliária Cajueiro Ltda., a private legal entity, headquartered in the Capital of the State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 1,309, 5th floor, office suite 4, Zip code 01452-002, duly enrolled at the CNPJ/MF under No. 08.745.729/0001-07, with its articles of incorporation filed at the Board of Trade of the State of São Paulo under NIRE 35.221.343.040, a company controlled by the Company (“Guarantor”), the Company and the Securitization Company, as may be amended from time to time (“Chattel Mortgage Agreement of Real Properties”) to ensure the faithful, timely and total compliance (i) of the principal and accessory monetary obligations, present or future, in their original or early maturity, assumed by the Company in this Issue of Deed, including, but not limited to, to the total value of the debt represented by the Debentures pursuant to this Deed of Issue, increased by the Remuneration, applicable Late Charges and any legal costs and expenses and legal fees incurred in protecting the Debenture Holder’s interests and any other expenses incumbent upon the Company (including fines, penalties, indemnities, expenses, costs and other contractual and legal charges set forth herein), as well as any expenses that are duly evidenced to be incurred by the Trustee of the CRA and/or Debenture Holder with respect to the collection of amounts due under this Deed of Issue and with respect to the foreclosure of the Collateral Guarantee, as established by the Chattel Mortgage Agreement of Real Properties, and (ii) any monetary or non-monetary obligations, as well as representations and warranties of the Company, pursuant to the Transaction Documents (“Ensured Obligations”), the Guarantor shall establish a chattel mortgage on the following properties on behalf of Securitization Agreement, provided that observed that the Debentures shall be assigned to the latter (“Chattel Mortgage of Real Properties” or simply “Guarantee”): certificate of enrollments numbers 6.254, 6.267 and 6.405, all of the of the General Real Estate Registry Office of the District of Correntina – BA.

5.2. During the term of validity of the Debentures, provided that observed the term for the establishment of the Chattel Mortgage of Real Properties, the value of the properties object of the Chattel Mortgage of Real Properties (and any new guarantees provided under Sections 5.4 and following below), shall represent one hundred and fifty percent (150%) of the outstanding balance of the Unit Face Value of the Debentures (“Minimum Guarantee Ratio”).

5.3. The maintenance of the Minimum Guarantee Ratio shall be annually verified by the Securitization Company, by the fifth (5th) Business Day of the month of March of each year (“Verification Date”), and, for the purposes of said calculation, it shall be used the market value of the real properties object of the Chattel Mortgage of Real Properties of Real Estate, as evidenced by an appraisal report to be provided by the Company and carried out by any of the following specialized companies in the area: (i) Valora Engenharia S/S Ltda., (ii) Deloitte Touche Tohmatsu Limited; or (iii) Cushman & Wakefield Consultoria Imobiliária Ltda., issued no later than ninety (90) days prior to said Verification Date (“Valuation Report”). All expenses arising from the drafting of said appraisal report shall be borne by the Company.

5.4. In the event that the Minimum Guarantee Ratio is not observed, the Company shall replace or offer a reinforcement of guarantee within (i) up to ten (10) Business Days counted from the Securitization Company’s failure to comply with the Minimum Guarantee Ratio, or replacement of the guarantee pursuant to items (i) and (ii) of section 5.6 below and under section 5.6.1 below, or (ii) within the period referred to in section 2.6.2 when the reinforcement or replacement of the guarantee is made pursuant to item (iii) of section 5.6 below, in order to fully recover the Collateral Guarantee and make the cause the value of the encumbered assets and rights to be at least equal to the Minimum Guarantee Ratio (“Reinforcement of the Guarantee”).

5.5. The Company may, at any time, request the replacement of the Guarantee (“Replacement of Guarantee”).

5.6. The Reinforcement of Guarantee or Replacement of Guarantee will be implemented by means of (i) offering a letter of guarantee (in an amount that suffices to restore the Minimum Guarantee Ratio or to reach the amount mentioned in section 5.6.2 below, as the case may be) contracted with any among the following leading financial institutions: Itaú Unibanco S.A., Banco Bradesco S.A. and Banco do Brasil S.A.; (ii) opening and maintenance of a linked account with enough resources to reestablish the Minimum Guarantee Ratio or to reach the amount mentioned in section 5.6.2 below, as the case may be, by means of the formalization of the agreement to open and manage linked accounts, with any financial institution chosen by the Company, necessary for such a purpose; or (iii) chattel mortgage as collateral for other properties owned by the Company and/or its controlled companies, provided that such properties meet the eligibility criteria set forth in Exhibit III hereto (“Eligibility Criteria”). For the purposes of this section, the Company shall notify the Securitization Company (as assignee of the Debentures), presenting (a) the instrument of guarantee duly executed and registered in the relevant Registry of Deeds and Documents and/or (b) the relevant contract for the opening and administration of a linked account that has been executed, and/or (c) the list of these new properties that will be provided as a guarantee, after confirming that such properties meet the Eligibility Criteria, and the Company and the Securitization Company shall be required to execute, within thirty (30) days counted as from the date when the Securitization Company receives said notice from the Company, the respective instrument for purposes of the ratification of the chattel mortgage in guarantee, under the same terms and conditions of the Chattel Mortgage Agreement of Real Property. The Reinforcement of the Guarantee or the Replacement of Guarantee made pursuant to this section 5.6 is not subject to approval by the Debenture Holders’ met at the General Meeting. All costs arising from the Reinforcement of the Guarantee or the Replacement of Guarantee, including, but not limited to, the fees for registering the instruments to be formalized, shall be borne by the Company. The term for the registration of the chattel mortgage of a property subject to Reinforcement of Guarantee or Warranty Replacement, if established, shall be the same as provided in section 2.6.2 above.

5.6.1. As an alternative to section 5.6 above, the Reinforcement of the Guarantee or Replacement of Guarantee may be implemented by means of chattel mortgage of credit rights, it being understood that any and all Reinforcement of the Guarantee or Replacement of Guarantee under this section 5.6.1 shall be approved by the Debenture Holders meeting at a General Meeting, to be held within a period of up to 30 (thirty) days, counted as of the date of receipt by the Securitization Company of a written notice sent by the Company in such regard. The Securitization Company, as Debenture Holder, shall express its intent in line with the guidelines and instructions provided at the General Meeting of ARC Holders, to be convened for this specific purpose.

5.6.2. In the event of replacement of the totality of Guarantee, the Replacement of the Guarantee, when carried out in accordance with items (i) or (ii) of section 5.6, shall represent one hundred percent (100%) of the outstanding balance of the Unit Par Value of the Debentures. For all other cases of Replacement of Guarantee and/or Reinforcement of Guarantee provided in this section, the Minimum Warranty Ratio shall be observed.

5.6.3. The Collateral Guarantee/Security replaced under this section 5.6 shall be released by the Securitization Company, as Debenture Holder, within thirty (30) days as of the actual date of the establishment of the new guarantee.

5.7. The Guarantee may be fully or partially extinguished, as many times as necessary, until the full compliance with the Ensured Obligations.

5.8. The Company: (i) represents to be aware of the terms and conditions of the Chattel Mortgage Agreement of Real Properties; and (ii) undertakes to: (1) comply with them; (2) exercise its rights in a manner not to obstruct the rights and prerogatives of the Debenture Holder, full compliance with the Ensured Obligations, the Guarantee and the purpose thereof, and (3) not approve and/or perform any act in violation to the provisions of this Deed, the Chattel Mortgage Agreement of Real Properties and the other Transaction Documents.

6. Additional Obligations of the Company

6.1. The Company is further obligated to:

(a) provide to the Securitization Company, which, in turn, shall provide the ARC Trustee/Fiduciary Agent with:

(i) within three (3) months counted as of the closing date of each fiscal year, (1) a copy of its complete financial statements for the fiscal year at issue, accompanied by the management report and the independent auditors’ report; it being understood that if the Company has submitted/presented its financial statements available on its website or published it in the newspapers pursuant to the manner set forth in the Brazilian Corporation Law, the presentation of said document to the Securitization Company will not be necessary; and (2) statement of an Executive Officer of the Company certifying compliance with the provisions of this Deed of Issue;

(ii) to send annual statements to the Securitization Company, by January 31 of each fiscal year, for the purpose of monitoring the Early Maturity Events, in order to demonstrate the Company’s compliance with the obligations assumed in this Deed of Issue, it being understood that it shall be at the exclusive criteria of the Securitization Company and/or the ARC Trustee, the request of new documents/certificates to the Company in order to attest evidence of what is provided in this statement;

(iii) up to two (2) Business Days after the period of three (3) months referred to in item (i) above, a report prepared by the Company containing detailed calculation memory for monitoring the Financial Index, comprising the open accounts of all necessary signatures to obtain the final Financial Index, attesting the sufficiency and veracity of the information, under penalty of being impossible for the Securitization Company to verify and confirm it, and the Securitization Company may request to the Company further clarifications that may be necessary;

(iv) within two (2) Business Days after the term of forty-five (45) days after the end of the first three fiscal quarters of each year, (i) a copy of its complete financial information for the respective quarter, it being understood that, if the Company has made available its financial information on its website, the provision of such document to the Securitization Company will not be necessary, and (ii) a report prepared by the Company containing detailed calculation memory for purposes of the monitoring of the Financial Index, comprising the open accounts of all necessary items for the final obtaining of such Financial Index, attesting the adequacy and veracity of the information, under penalty of being impossible for the Securitization Company to verify and confirm it, and the Securitization Company may request to the Company further clarifications that may be deemed necessary;

(v) within 10 (ten) Business Days, or shorter term if so required by any Authority or regulatory body, any information that may be requested by the Securitization Company and/or ARC Trustee/Fiduciary Agent in order to comply with its obligations under this Deed of Issue;

(vi) within two (2) Business Days after receipt, a copy of any correspondence or court notice received by the Company that may result in the early maturity of the Debentures; and

(vii) within ten (10) Business Days after a written request made by the Securitization Company and/or the ARC Trustee/Fiduciary Agent, or within a shorter term if it is necessary to comply with a deadline established by the competent authority, all information requested by the Securitization Company and/or by the ARC Trustee/Fiduciary Agent, including, without limitation, those relating to the allocation of resources arising from this Deed of Issue.

(b) to proceed with the adequate publicity of the economic and financial data, as required by the Brazilian Corporation Law, as the case may be, with the proper publication of its annual financial statements;

(c) to keep its accounting records up to date and to register them in accordance with accounting practices adopted in Brazil, in compliance, where applicable, with the provisions of the Brazilian Corporate Law and incorporate the changes introduced by Law No. 11,638 of December 28, 2007 and Law No. 11,941 of May 27, 2009, or other legislation that supersedes or supplements them, the definitions of the new pronouncements, interpretations and guidelines of the Accounting Pronouncements Committee (Comitê de Pronunciamentos Contábeis – CPC), approved by Resolutions of the Federal Accounting Council (Conselho Federal de Contabilidade - CFC) and CVM resolutions, which are in conformity with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB)

(d) to keep valid and regular the licenses, permits, concessions or approvals necessary for the regular operation and functioning of the Company, except for those questioned in good faith at the administrative and/or court level or, with respect to the matters involving licenses, permits, concessions or approvals whose loss, revocation or cancellation cannot result in Material Adverse Effect for the Company or for its ability to honor the obligations involving the Debentures;

(e) to comply with the legislation in force, as well as the regulations, administrative rules and determinations of governmental bodies, local authorities or courts, applicable to the conduct of their business and necessary for the execution of their activities, except for events where noncompliance can not cause any Material Adverse Effect;

(f) to comply with the provisions of the environmental legislation in force, including, but not limited to, existing legislation relevant to the National Environmental Policy and other applicable environmental laws and regulations, except in cases where non-compliance is not able to cause any Relevant Adverse Effect, adopting preventive or remedial measures and actions, aimed at avoiding and correcting any possible environmental damages, resulting from the activity described in its corporate purpose and always ensuring that: (i) all permits, licenses, authorizations and approvals necessary for the exercise of its activities, in accordance with the applicable environmental legislation; and (ii) all necessary registrations are held, in accordance with applicable civil and environmental law, in any case;

(g) to comply with the provisions of existing labor and social security legislation, always ensuring that: (i) no manpower, directly or indirectly, is used under conditions analogous to slave or child labor, except in the case of hiring apprentices, as permitted under applicable legislation; and (ii) (1) its employees are duly registered in accordance with the legislation in force; (2) the obligations arising from their employment contracts are fulfilled; and (3) the legislation applicable to occupational health and safety is complied with, except, in the event of this item (ii), for noncompliance that can not cause any Material Adverse Effect;

(h) to comply, as well as to cause its Subsidiaries and their respective executive officers and board members to comply with the applicable standards that address matters concerning Anti-Corruption Laws, as applicable, and if it is aware of any act or fact that breaches said rules, to immediately notify the Securitization Company;

(i) fail to perform any act not in accordance with its bylaws and this Deed of Issue, especially those that may, directly or indirectly, jeopardize the timely and total fulfillment of the principal and accessory obligations assumed towards the holders of Debentures;

(j) to notify the Securitization Company, within three (3) Business Days as of the occurrence of the respective event, of any material change in the financial (or other) conditions or in the business of the Company that may significantly impede or hinder compliance by the Company of its principal and accessory obligations arising from this Deed of Issue;

(k) to inform the Securitization Company of the occurrence of any Early Maturity Event, within one (1) Business Day counted as of the event of the relevant occurrence thereof;

(l) to apply the proceeds arising from this Deed of Issue exclusively in accordance with the terms set forth in section 3.6 above, as well as to meet all obligations concerning the need to evidence such allocation;

(m) to pay all expenses, fees, charges, costs and emoluments arising from the securitization and enable the issuance of ARC and the Securitization transaction directly to the Securitization Company within up to five (05) Business Days counted as of the presentation of the invoices (as the issuer of the ARC) and, if the Securitization Company, on an exceptional basis, has to anticipate resources, it must be reimbursed by the Company to the Securitization Company within five (05) Business Days of the presentation of invoices or evidence of payment and, in case of non-payment within this period, up to two (2) Business Days as of the date of receipt by the Company of the notice made by the Securitization on non-payment;

(n) to make the payment of all evidenced expenses that may be necessary to ensure the rights and interests of the holders of Debentures or ARC or to realize their credits, including attorney’s fees and other expenses and costs incurred by virtue of the collection of any costs due by virtue of this Deed of Issue, upon presentation of the corresponding invoice, it being observed that, if they are paid in advance by the Securitization Company or the ARC Trustee/Fiduciary Agent, they must be reimbursed by the Company to the Securitization Company and/or the ARC Trustee/Fiduciary Agent, as applicable, within five (5) Business Days counted as of the presentation of invoices or proof of payment and, in the event of nonpayment within these periods, up to two (2) Business Days counted as of the date of receipt by the Company of notice sent by the Securitization Company on non-payment;

(o) to convene, pursuant to section 8 below, the General Meeting of Debenture Holders to resolve on any matters that directly or indirectly relate to this Issue of Deed;

(p) to comply with all determinations of the CVM and the SEC - Securities and Exchange Commission, as applicable, including by sending of documents, also providing the information requested by CVM;

(q) to keep its status as a rural producer, duly organized, established and existing, in accordance with Brazilian laws, duly authorized to conduct its business, with full powers to hold, own and operate its assets;

(r) to keep all necessary licenses/permits and authorizations, including corporate permits, to execute this Deed of Issue, to issue the Debentures, and to meet its obligations hereunder, as well as all legal and statutory requirements necessary to do so;

(s) not to omit any fact, of any nature, under its knowledge and that may result in Material Adverse Effect in its economic-financial or legal situation in detriment to this issue of Debentures;

(t) to keep compliance with the obligations under this Deed of Issue and not to incur any of the Early Maturity Events;

(u) to have a fair share of all its real properties essential for the performance of its activities and its equity interests; and

(v) to keep in force all contracts and other existing and essential agreements to assure to the Company the maintenance of its current operating and functioning conditions.

7. Company’s representations and warranties

7.1. The Company hereby represents and warrants that:

(a) it is a duly organized and established rural production company, in accordance with Brazilian law and that it is duly authorized to conduct its business with full powers to hold, own and operate its assets;

(b) that it has obtained all necessary licenses and authorizations, including the corporate permits, for the execution of this Deed of Issue, the issuance of the Debentures, and the fulfillment of its obligations hereunder, having met all legal and statutory requirements necessary to do so;

(c) the legal representatives who sign this Deed of Issue have legal powers and/or proper powers that have been granted to assume, on behalf of the Company, the obligations set forth herein and, as proxy-holders, had powers lawfully granted to them, and their respective terms of office are in full force;

(d) the execution of this Deed of Issue and the performance of the obligations hereunder do not breach or contradict: (i) any contract or document the Company is a party to or to which any of its assets and properties are bound, nor shall it result in the 1) early maturity of any obligation set forth in any such contract or instrument; (2) establishment of any liens on any of the Company’s assets or belongings, or (3) termination of any such contracts or instruments; (ii) any law, decree or regulation to which the Company or any of its assets and properties are subject; or (iii) any order, court or administrative decision or arbitration award against the Company that affects the Company or any of its assets and properties;

(e) no registration, consent, authorization, approval, license, order of, or qualification before any governmental authority or regulatory body, in addition to those already granted, is required for compliance by the Company with its obligations under this Deed of Issue or for the Issue to take place, except for the registration of this Deed of Issue and the minutes of the Debtor’s Board of Directors’ meeting at the Board of Trade of the State of São Paulo;

(f) the obligations under in this Deed of Issue establish legally valid, effective and binding obligations of the Company, enforceable in accordance with its terms and conditions, and this Deed of Issue has the power of an extrajudicial executive title under the terms of Law 13.105, enacted on March 16, 2015 (“Code of Civil Procedure”);

(g) it holds, under the terms of the applicable legislation, all authorizations and licenses required by the federal, state and municipal authorities relevant to the exercise of its activities, all of which are valid and in force, except for those in the process for the obtaining or renovation thereof;

(h) to the best of its knowledge, it complies with, and causes its Subsidiaries to comply with, the legislation in force, as well as the regulations, administrative rules and determinations of governmental bodies, municipalities or courts;

(i) it complies with, and causes its Subsidiaries to comply with, the environmental legislation in force, including, but not limited to, the legislation in force concerning the National Environmental Policy and other applicable environmental laws and regulations, except in cases where failure to cause any Material Adverse Effect, adopting preventive or reparatory measures and actions, aimed at avoiding and correcting any possible environmental damages as a result of the activity described in its Corporate Purpose and always ensure that: (i) all permits, licenses, authorizations and approvals necessary for the exercise of its activities are held, in accordance with the applicable environmental legislation; and (ii) all necessary registrations/filings are obtained, in accordance with applicable civil and environmental law, in any case;

(j) it fulfills, and causes its Subsidiaries to comply with, labor and social security legislation in force, always ensuring that (i) it is not used, directly or indirectly, manpower in conditions similar to those of slave or child labor (except apprentices); and (ii) (1) its employees are duly registered in accordance with the legislation in force; (2) the obligations arising from their employment contracts are properly met; and (3) the legislation applicable to occupational health and safety is complied with, in any case, except in the events of this item (ii), by reason of noncompliance that can not cause any Material Adverse Effect;

(k) the documents and information provided within the scope of the Issue are correct, true, complete and accurate and are updated until the date they were provided;

(l) there is no court, administrative or arbitral proceeding, investigation or other governmental investigation, on the date of signature of this Deed of Issue, that may cause the Company to have a Material Adverse Effect, as defined below, in its financial conditions or activities, in addition to those mentioned in the financial statements and quarterly information made available by the Company to the CVM and to the market, which may affect the Company’s ability to comply with its obligations set forth in this Deed of Issue;

(m) The Company’s financial statements for the fiscal years ended June 30, 2017 are true, accurate, complete, consistent and correct in every respect on the date they were drafted, and they reflect, in a clear and precise manner, the financial position and equity, results, operations and cash flows of the Company in the period up to the date of execution of this Deed of Issue: (i) there was no material Adverse Effect on the financial position and operational results at issue; (ii) there was no material transaction involving the Company outside the normal course of its business; and (iii) there was no substantial increase in the Company’s indebtedness;

(n) it did not omit or will it omit any fact, of any nature, that is of its knowledge and that may result in Material Adverse Effect in its economic-financial or legal situation in detriment to this issue of Debentures;

(o) it is in compliance with the obligations under this Deed of Issue and is not, on the date hereof, incurring in any of the Early Maturity Events;

(p) to be fully aware of and that it fully agrees with the manner of disclosure and assessment of the ID Rate, and that the form established for calculating the Remuneration was freely agreed upon, in accordance with the principle of good faith;

(q) all information provided by the Company within the scope of this Issuance is correct, accurate, true, complete and consistent in all its aspects on the date when said information was provided and that it does not omit any facts necessary to cause said information not to be misleading given the circumstances in which they were provided;

(r) the Company has a fair share of all its real properties which are crucial for the performance of its activities and its equity interests;

(s) that it complies, as well as causes its Subsidiaries to comply with the applicable standards involving Anti-Corruption Laws, given that (i) it holds and keeps internal mechanisms and procedures that assure the proper compliance with such rules; (ii) it seeks to give full knowledge of these rules to all professionals who come to establish a relationship with the Company; and (iii) refrain from committing acts of corruption and at odds to the public administration, both national and of the countries wherein it operates, as applicable, in its interest or for its benefit, exclusive or not;

(t) as of the date hereof, there is (i) no breach and/or (ii) evidence of violation of any legal or regulatory provisions, national or of the countries wherein it operates, as applicable, regarding the practice of corruption acts or acts harmful to public administration, including, without limitation, Anti-Corruption Laws, by the Company or its Subsidiaries;

(u) there are no facts related to the Company and/or Debentures that, until the Issuance Date, have not been disclosed to the Securitization Company, whose omission, in the context of the Issuance, causes any statement of this Deed of Issue to be misleading, incorrect or untrue; and

(v) that it will keep in force all contracts and other existing and crucial agreements to assure to the Company the maintenance of its current operation and functioning conditions.

8. General Meeting of Debenture Holders

General Rule

8.1. The Debenture Holders may, at any time, hold a general meeting, in accordance with the provisions of section 71 of the Brazilian Corporation Law, which can be individualized by Series or carried out jointly in order to resolve on matters of interest to the Debenture Holders (“General Meeting of Debenture Holders of the First Series” and “General Meeting of Debenture Holders of the Second Series”, and when referred to individually and indistinctly “General Meeting of Debenture Holders”, as follows:

(i) When the matter to be resolved refers to specific interests of each of the Series of Debentures, including, but not limited to, changes in the specific characteristics of the respective Series, non-automatic Early Maturity of Debentures of the respective Series , the respective Debenture Holders’ General Meeting shall be held separately between the Series, with separate quorum, call and the decision votes concerning the resolutions being taken into account separately; and

(ii) When the matter to be resolved does not refer to the specific interests of each of the Series of Debentures, including, but not limited to, changes not related to the Early Maturity Events, changes to the quorums and resolution of the Meeting General of Debenture Holders, any changes in the procedures applicable to the General Meeting of Debenture Holders, obligations of the Company under the terms of this Deed of Issue, shall be held jointly, together with the respective call, convene and resolutions quorums.

8.2. The provisions of the Brazilian Corporation Law on the general meeting of shareholders shall apply to the General Meeting of Debenture Holders, as applicable.

8.3. After the issuance of the ARC, the Debenture Holder shall vote in any and all General Meeting of Debenture Holders as instructed by the ARC Holders.

Call Notice

8.4. The General Meeting of Debenture Holders, individualized by Series or carried out jointly, may be called/convened by the Company, the ARC Trustee/Fiduciary Agent and the Debenture Holders, representing at least ten percent (10%) of the Outstanding Debentures, the respective Series or both Series, as the case may be, or by the CVM.

8.4.1. The General Meeting of Debenture Holders, jointly or in a specific given Series, shall be convened by means of a notice published at least three (3) times in the newspaper “DCI - Diário do Comércio e Indústria” and in the “Official Gazette of the State of São Paulo”, in compliance with other rules concerning the publication of a notice convening general meetings as provided in the Brazilian Corporation Law, applicable regulations and this Deed of Issue.

8.4.2. The General Meeting of Debenture Holders, jointly or in a specific Series, must be held within a minimum period of fifteen (15) days, counted as the date of the first call notice and the second call may only be made at least eight (8) days after the date of publication of the new call notice.

8.4.3. Regardless of the legal formalities envisaged, the General Meeting of Debenture Holders to which all the holders of the Outstanding Debentures or the Outstanding Debentures of the respective Series, as the case may be, attend shall be considered regular.

Call Notice

8.5. The General Meeting of Debenture Holders, jointly or in a particular Series, shall be convened, on first call, with holders of Debentures representing at least fifty percent (50%) plus one (1) of the Outstanding Debentures or the Outstanding Debentures of the respective Series, as the case may be, and, on second call, with the presence of any number of Debenture holders of the Outstanding Debentures or the Outstanding Debentures of the respective Series, as the case may be.

8.5.1. For the purposes of the quorum of the meeting of this Issuance, “Outstanding Debentures” shall mean all Debentures subscribed and not redeemed, excluding those Debentures: (i) held in treasury by the Company; or (ii) owned by: (a) companies controlled by the Company (direct or indirect), (b) controlling companies (or control group) of the Company; (c) jointly controlled companies; and (d) administrators of the Company, including, but not limited to persons, directly or indirectly, related to any of the aforementioned persons, including their spouses, partners or relatives up to the 2nd degree.

8.5.2. The Company’s legal representatives shall be allowed to attend the General Meeting of Debenture Holders, except when the Company convenes the aforementioned General Meeting of Debenture Holders, or when formally requested by the Securitization Company, in which case it will be mandatory.

8.5.3. The General Meeting of Debenture Holders shall be held by the debenture holder elected by the holders of the Debentures of the Debentures of the relevant Series or by the one designated by the CVM.

Quorum for Resolution

8.6. Without prejudice to the specific quorums established in this Deed of Issue and in the applicable legislation, the resolutions of the Debenture Holders’ General Meetings, jointly or in a particular Series shall depend of the approval of Debenture Holders holding, at first call, at least fifty percent (50%) plus one of the Outstanding Debentures or the Outstanding Debentures of the respective Series, as the case may be; or (ii) on second call, at least fifty percent (50%) plus one of the Debentures present at the meeting, provided that the holders of Debentures present at the general meeting represent at least thirty percent (30%) of the Outstanding Debentures, except as otherwise provided in this Deed of Issue.

8.7. The events of amendment (i) of the quorums and provisions provided for in this specific section; (ii) Remuneration of Debentures, except in case of increase; (iii) the Payment Dates of the Remuneration; (iv) of the Maturity Date; (v) the amounts, quantities and amortization dates of the principal of the Debentures; (vi) Early Redemption of Debentures and/or Early Redemption Offer; (vii) of the quorums provided in this Deed of Issue; and/or (viii) of the Events of Default; shall depend on the approval of Debenture Holders who represent at least ninety percent (90%) of the (i) Outstanding Debentures for the events listed in items (i); (vii) and (viii) above; and (ii) Outstanding Debentures of the respective Series for the remaining items.

8.7.1. Each Debenture shall grant its holder the right to a vote at the General Meeting of Debenture Holders, with the admission of proxy-holders, holders of Debentures or not.

8.7.2. The resolutions adopted by the Debenture holders at the General Meeting of Debenture Holders, jointly or of a specific given Series, within the scope of their legal competence, subject to the quorums established in this Deed of Issue, shall be existent, valid and effective before the Company and shall oblige all holders of the Outstanding Debentures of the relevant Series, regardless of having attended the General Meeting of Debenture Holders or of the vote given in the respective General Meeting of Debenture Holders.

8.7.3. It is already agreed and adjusted that the holders of the Debentures may only appear at the General Meeting of Debenture Holders, jointly or of a specific given Series, as the case may beas instructed by the Securitization Company, which shall act according to the orientation of the holders of ARC of each Series, or any legal representative of the holders of ARC after having been held a general meeting of the holders of ARC in accordance with the Securitization Agreement.

9. Notice

9.1. All documents and notices, which must always be made in writing, as well as physical means containing documents or notices, to be sent by any of the Parties pursuant to this Deed of Issue shall be sent to the following addresses:

If addressed to the Company:

BrasilAgro - Companhia Brasileira de Propriedades Agrícolas

Avenida Brigadeiro Faria Lima, No. 1.309, 5th floor

Zip code 01452-002, São Paulo – SP

c/o.: Mr. Gustavo Lopez

Telephone: (11) 3035-5350

E-mail: gustavo.lopez@brasil-agro.com and juridico@brasil-agro.com

If addressed to the Debenture Holder:

INTERBRAF INTERMEDIAÇÃO DE NEGÓCIOS LTDA.

Rua Siqueira Bueno, 1.731 – part

Zip code 03.172-010, São Paulo – SP

c/o.: Sérgio Abelan / Sérgio Ferraz

Telephone: (11) 2095-3460 / 2093-4554

E-mail: sergio.linkcct@uol.com.br/ sergio.ferraz@contalink.com.br

To the Company Security:

Cibrasec – Companhia Brasileira de Securitização

Avenida Paulista, No. 1439 – 2nd upper store, Bela Vista, São Paulo, SP – Zip code 01311-200

c/o: Legal Department

Telephone: (11) 4949-3000

Fax: (11) 4949-3011

(i)       E-mail:: juridico@cibrasec.com.br

If addressed to ARC Trustee:

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS

Avenida Brigadeiro Faria Lima, No. 2.954, 10th floor, office suite101, Itaim Bibi

01.451-000 – São Paulo – SP

c/o.: Sras. Marcelle Motta Santoro, Karolina Vangelotti and Sr. Marco Aurélio Ferreira

Telephone: (11) 4420-5920

E-mail: operacional@pentagonotrustee.com.br

9.2. The notices regarding this Deed of Issue shall be considered delivered when received upon acknowledgement of receipt thereof or with “notice of receipt” sent by mail or by telegram at the aforementioned addresses. Notices made by electronic mail shall be deemed received on the date of receipt of a “delivery notice”. The change of any of the aforementioned addresses is required to be reported to the other party by the party whose address has changed, otherwise the notices sent to the addresses indicated above shall be deemed as being delivered.

10. Payment of Taxes

10. 1. Taxes levied on the Issuance, Debentures and/or the Assignment Agreement shall be fully paid by the Company, including, without limitation, all tax costs levied on any payments due to the first/original Debenture Holder or the Securitization Company, as the case may be, as the holder of the Debentures as a result of this Deed of Issue and the Assignment Agreement. In this sense, said payments must be increased to the current and future amounts corresponding to any taxes that are levied on them, to be levied or to be understood as due, including, without limitation, the amounts corresponding to Corporate Income Tax (IRPJ), Income Tax on Services of any nature - ISSQN, Social Security Contribution- PIS / COFINS and Tax on Financial Transactions - IOF, as applicable. Likewise, if the Company has to withhold or deduct, from any payments made exclusively under the Debentures and the Assignment Agreement, any taxes and/or fees, by reason of a rule or by virtue of the determination of authority, the Company shall increase to such payment additional amounts so that the Securitization Company, as the holder of the Debentures, receives the same amounts that would be received by it if no deduction or deduction were made. To do so, the Company hereby acknowledges that the obligation hereunder is monetary, and represents that any and all amounts that may be filed against it by the Securitization Company as owner of the Debentures, pertinent to said taxes are net, pre-established and enforceable. , all pursuant to this Deed of Issue, which shall be settled by the Company on the occasion of its presentation by the Securitization Company, under penalty of early maturity of the Debentures, in accordance with this Deed of Issue.

10.2. The Company shall not be held responsible for the payment of any taxes that may be levied on the payment of income by the Securitization Company to the Holders of ARC and/or otherwise related to the Holders of ARC by virtue of their investment in the ARCs.

11.1 Miscellaneous

11.1. No waiver of any of the rights arising from this Deed of Issue is assumed. Accordingly, no delay, omission, forbearance or tolerance in the exercise of any right, option or remedy that may apply to any of the parties to this Deed of Issue shall jeopardize such rights, options or remedies, or shall be construed as a waiver thereof or agreement with such default, nor shall it establish novation or modification of any other obligations assumed in this Deed of Issue or precedent in respect of any other default or delay.

11.2. This Deed of Issue is part of a Securitization Transaction. Capitalized terms that are not otherwise defined in this Issue of Deed are used hereunder with the same meaning as those ascribed to such terms in the Securitization Agreement. All terms used in the singular form defined in this instrument should have the same meanings when used in the plural and vice versa. The terms “of this instrument”, “in this instrument” and “as provided in this instrument” and words of similar meaning when used in this Deed of Issue, unless otherwise required by the context, refer to this Deed of Issue as a whole and not a specific provision of this instrument. References to section, sub-section, amendments and exhibits refer to this Deed of Issue unless otherwise specified. All terms set forth herein shall have the definitions assigned to them in this instrument when used in any certificate or document executed or formalized in accordance with the terms hereof.

11.3. The words and terms under this Deed of Issue not expressly defined herein or in any other Transaction Document, written in Portuguese or in any foreign language, as well as any other technical and/or financial language, which may, during the term of this Deed of Issue, in the fulfillment of the rights and obligations assumed by both parties, are used to identify the practice of any acts or facts, shall be understood and interpreted in accordance with the customs and practices of the Brazilian capital market.

11.4. For all purposes of this Deed of Issue, the term “Relevant Adverse Effect” means any event or situation that causes (i) any material adverse effect on the (financial or otherwise) situation, business, reputation and/or operating results of the Company and/or any of its Subsidiaries; or (ii) any adverse effect on the Company’s ability to perform any of its obligations under this Deed of Issue and/or the Collateral Guarantee.

11.5. This Deed of Issue is executed on an irrevocable and irreversible basis, binding the Parties for themselves and their successors.

11.6. If any provision of this Deed of Issue is ruled to be unlawful, invalid or ineffective, all other provisions not affected by such ruling shall prevail, and the parties undertake, in good faith, to substitute the affected provision for another that, in as far as possible, have the same effect.

11.7. This Deed of Issue and the Debentures comprise extrajudicial titles, pursuant to section 784, items I and III, of the Code of Civil Procedure, and the obligations therein are subject to specific execution, in accordance with sections 536 et seq. Code of Civil Procedure, without the foregoing being construed as a waiver of any other action or proceeding, court or otherwise, aimed at safeguarding rights deriving from this Deed of Issue.

11.8. This Deed of Issue is governed by the Laws of the Federative Republic of Brazil.

11.9. The periods established in this Deed of Issue shall be calculated according to the rule set forth in Section 132 of the Civil Code, excluding the commencement day and including the expiration date thereof.

11.10. Any amendment to this Deed of Issue, after the payment of the ARC, shall be conditioned upon the prior approval of the ARC Holders meeting at the General Meeting, under the terms and conditions of the Securitization Agreement, except in the following cases, where such amendment does not rely on prior approval of the ARC Holders, meeting at a general meeting, provided such assumptions do not represent damage to the ARC Holders, including with respect to the feasibility, validity, effectiveness and lawfulness of this Deed of Issue, and does not generate new additional costs or expenses for the ARC Holders: (i) modifications already expressly permitted in this Deed of Issue; (ii) the need to abide by requirements for compliance with legal or regulatory rules, or presented by the CVM, B3 and/or ANBIMA; and (iii) lack of spelling, cross reference or other strictly formal inaccuracy; (iv) the correction of material errors, be it a gross error, typing or arithmetic mistake; or (v) change in the Parties’ info.

11.11. For the purposes of the Deed of Issue, all decisions to be taken by the Securitization Company, as Debenture Holder, shall rely on the prior express of intent of the ARC Holders the respective Series or both Series, as the case may be, meeting in a general meeting, except: (i) if otherwise established, as provided in the Transaction Documents, in compliance with the convening, quorum and other provisions set forth in the Securitization Agreement; and (ii) for authorizations expressly granted to the Securitization Company within the scope of the Deed of Issue and that are not in conflict with those matters which are required to be previously approved by the ARC Holders. In case of ambiguity, the approval of the ARC Holders shall prevail.

12. Venue

12.1. The courts of the São Paulo District are hereby chosen, with the exclusion of any other, however privileged it may be, as the one eligible to resolve and settle the issues that may arise from this Deed of Issue.

EXHIBIT I

To the Private Instrument of Public Deed of the 1st Issue of Simple Debentures, not Convertible into Shares, of the Unsecured Type, to be Transformed into that with In-Rem sort of Guarantee, in Two Series, for Private Placement of Brasilagro – Companhia Brasileira de Propriedades Agrícolas

Estimated budget

The proceeds obtained by means of the issuance of Debentures, in the amount of up to one hundred and forty two million and two hundred thousand Brazilian Reais (R$ 142,200,000.00) shall be used by the Company, totally and exclusively, for the exploitation of the agricultural activity, substantially in accordance with the estimated budget provided in the chart below:

Accounts	Total
Agricultural partnerships and leases	Twenty million Brazilian Reais (R$ 20,000,000.00)
Labor (Salaries and Wages)	Thirty million Brazilian Reais (R$30,000,000.00)
Services Biological Investments and Assets	Thirty million Brazilian Reais (R$30,000,000.00) Ten million Brazilian Reais (R$10,000,000.00)
Inputs (fertilizers and pesticides)	Fifty two million and two hundred thousand Brazilian Reais (R$52,200,000.00)
Total	One thousand and forty two million and two hundred thousand Brazilian Reais (R$142,200,000.00)

THE ESTIMATED BUDGET PRESENTED IN THE TABLE HEREINABOVE REPRESENTS ONLY AN ESTIMATE BASED ON THE HISTORICAL EXPENDITURE OF THE COMPANY, NOT REPRESENTING AN OBLIGATION TO USE THE PROCEEDS IN THE PROPORTIONS OR THE VALUES THAT HAVE BEEN PROVIDED, PROVIDED THAT THE PROCEEDS ARE APPLIED BY THE COMPANY SOLELY IN THE EXPLORATION OF ITS AGRICULTURAL ACTIVITY

EXHIBIT II

TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN TWO SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

Draft of Amendment to Deed of Issue

[-] AMENDMENT TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN TWO SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO - COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

By this private instrument, the Parties listed below:

BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS , a corporation registered as publicly-held company before the Brazilian Securities and Exchange Commission (locally known as Comissão de Valores Mobiliários and hereinafter simply referred to as “CVM”), headquartered in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima No. 1.309, 5th floor, neighborhood of Jardim Paulistano, Zip code: 01.452-002, duly enrolled at the Brazilian National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 07.628.528/0001-59, with its articles of incorporation filed at the Board of Trade of the State of São Paulo (“JUCESP”) under NIRE 35.300.326.237, herein represented pursuant to its by-laws (“Company”); and

CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO, a securitization company headquartered in the City of São Paulo, State of São Paulo, at Avenida Paulista, No. 1439, 2nd upper store, Zip code 01311-200, enrolled at the CNPJ/MF under No. 02.105.040/0001-23, and registered at the Brazilian Securities Exchange Commission (CVM) under No. 18287, herein represented pursuant to its Bylaws (“Securitization Company”); and

with the intervention consent of:

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS, a financial institution headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, hereby by its subsidiary, with address in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima No.2.954, 10th floor, office suie 101, Itaim Bibi, zip code 01.451-001, enrolled at the CNPJ/MF under No. 17.343.682/0003-08, herein represented pursuant to its By-laws (“ARC Trustee/ Fiduciary Agent”).

(Being the Company, the Securitization Company and the ARC Trustee/Fiduciary Agent jointly referred to as “Parties” and individually and indistinctly as “Party”).

WHEREAS:

a) On February 2, 2018, the Company issued one hundred and forty two thousand and two hundred (1420,200) simple debentures, non-convertible into shares, of the unsecured type to be collated in that with in-rem sort of guarantee, in two series, for private placement (“Debentures”) by means of the “Private Instrument of Public Deed of the 1st Issue of Simple Debentures, not Convertible into Shares, of the Unsecured Type, to be Transformed into that with In-Rem sort of Guarantee, up to two Series, for Private Placement, of BrasilAgro - Brazilian Companhia Brasileira de Propriedades Agrícolas”, amended on May 21, 2018 by means of the “1st Amendment to the Private Instrument of Public Deed of the 1st Issue of Simple Debentures, Not Convertible into Shares, to be Transformed into that with In-rem Guarantee, in a Single Series, for Private Placement, of the BrasilAgro – Companhia Brasileira de Propriedades Agrícolas” (“Deed of Issue”);

b) The Securitization Company acquired the Debentures by means of the “Private Agreement Instrument for the Assignment of Credits of Agribusiness and Other Covenants”, executed on May 21, 2018 between INTERBRAF INTERMEDIAÇÃO DE NEGÓCIOS LTDA., a limited liability company headquartered in the City of São Paulo, State of São Paulo, at Rua Siqueira Bueno No. 1,731 - part, neighborhood of Bairro Belenzinho, Zip code 03172-010, duly enrolled at the CNPJ/MF under No. 28.830.541/0001 -66, in its capacity as original debenture holder and assignor, the Securitization Company, as assignee, and the Company;

c) As guarantee of the Ensured Obligations (as defined in the Deed of Issue), Imobiliária Cajueiro Ltda., a private legal entity, headquartered in the Capital of the State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 1,309, 5th floor, office suite 4, Zip code 01452-002, duly enrolled at the CNPJ/MF under No. 08.745.729/0001-07, with its articles of incorporation filed at the Board of Trade of the State of São Paulo under NIRE 35.221.343.040, a company controlled by the Company (“Guarantor”), established, on behalf of the Securitization Company, chattel mortgage of immovable property on the properties described in the Deed of Issue (“Chattel Mortgage of Real Properties”), by means of the execution of the “Private Instrument of Chattel Mortgage of Real Properties in Guarantee and Other Covenants”, executed on May 21, 2018, between Guarantor, the Securitization Company and the Company (“Chattel Mortgage Agreement of Real Properties”);

d) Since, on the Issuance Date (as defined in the Deed of Issue), the Chattel Mortgage Agreement of Real Properties was not entered into and therefore had not been registered with the competent Real Estate Registry Office, therefore, the Chattel Mortgage Agreement of Real Properties was not properly established, the Debentures were issued as of the unsecured type, to be collated in that with in-rem sort of guarantee (collateral) at the moment when the Chattel Mortgage Agreement of Real Properties was duly registered at the competent Real Estate Registry Office;

e) The Chattel Mortgage Agreement of Real Properties was duly registered at the competent Real Estate Registry Office, as well as annotated in the certificate of enrollment of the real properties described in the Deed of Issue before the Real Estate Registry Office of the District of Correntina - BA, on [=];

f) In view of the foregoing, the Parties intend to amend the Deed of Issue aiming at formalizing the transfer of the Debentures of the unsecured type to the in rem sort of guarantee;

g) As provided in section 4.5.1, the execution of this Amendment (as defined below) does not rely on the need of a General Meeting of Debenture Holders nor of corporate approval by the Company; and

h) The Parties have had adequate time and conditions for the evaluation and discussion of all terms and conditions of this instrument, whose execution and extinction are based on the principles of equality, probity, loyalty and good faith.

The Parties resolve, in the best form of law, to execute this [=] Amendment to the Private Instrument of Public Deed of the 1st issue of Simple Debentures, not Convertible into Shares, of the Unsecured type, to be transformed into that with in-rem sort of guarantee, in two series, for Private Placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas (“Amendment”).

1. PRINCIPLES AND DEFINITIONS

1.1. The words and terms under this Amendment not expressly defined herein, written in Portuguese or in any foreign language, as well as any other technical and/or financial language or not, which, during the term of effectiveness of this Amendment, in the fulfillment of rights and obligations assumed by the Parties, are used to identify the practice of any acts, shall be understood and interpreted according to the meaning ascribed to them in the Deed of Issue.

2. PURPOSE

2.1. By means of this Amendment, the Parties resolve to amend the Deed of Issue to formalize the transformation of Debentures to in rem collateral guarantee.

2.2. In view of the foregoing, the Deed of Issue shall be amended as follows:

(a) The name of the Issue Deed shall henceforward be “Private Instrument of Public Deed of the 1st issue of Simple Debentures, not Convertible into Shares, with in-rem sort of Guarantee, in Two (02) Series, for Private Placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas”, thus, wherever in the Deed of Issue one reads “Private Instrument of Public Deed of the 1st issue of Simple Debentures, not Convertible into Shares, of the Unsecured type, to be transformed into that with in-rem sort of guarantee, in two series, for Private Placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas”, one shall henceforward reads as follows: “Private Instrument of Public Deed of the 1st issue of Simple Debentures, not Convertible into Shares, with in-rem sort of Guarantee, in Two Series, for Private Placement of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas”

(b) Recital B and Sections 1.1 and 4.5.1 of the Deed of Issue shall become effective with the following new wording:

“B. The Company is interested in issuing simple debentures, non-convertible into shares, of the in-rem sort of guarantee, for private placement, pursuant to this Deed of Issue (as defined below) (“Debentures”), to be fully subscribed by Debenture Holder”;

“1.1. This Deed of Issue is executed in accordance with the authorization of the Meeting of the Company’s Board of Directors held on January 29, 2018 and on April 5, 2018 (“Debtor’s Board of Director’s Meeting”), by means of which the terms and conditions of the 1st issuance of simple debentures, non-convertible into shares, with an in-rem collateral sort of guarantee, in two (02)series, for private placement, of the Company (“Issue”), pursuant to section 59 of Law No. 6404, dated December 1976, as amended (“Brazilian Corporation Law”). “

“4.5.1. The Debentures shall be of the kind with in-rem guarantee, in accordance with section 5 below.”

3. RATIFICATIONS

3.1. The remaining provisions previously signed which do not imply inconsistency with this Amendment, are hereby ratified in full, and the Parties and their successors are bound to fully comply with the terms hereof, under any circumstances.

4. REGISTRATION/FILING

4.1. This Amendment shall be filed at the Board of Trade of the State of São Paulo, pursuant to section 62, item II and paragraph 3, of the Brazilian Corporation Law, in line with the procedure established in the Deed of Issue.

4.2. The Company undertakes to (a) within two (02) Business Days counted as of the date of the execution hereof, send to the Securitization Company evidence of the respective application request for the filing at the Board of Trade of the State of São Paulo; (b) to meet any possible requirements raised by the Board of Trade of the State of São Paulo in a timely manner; and (c) to send to Securitization Company one (01) original counterpart of this Amendment, duly registered at the Board of Trade of the State of São Paulo, within a period of up to two (02) Business Days after obtaining said registration.

4.3. Any and all costs incurred as a result of the registration of this Amendment at the competent authorities shall be under the exclusive responsibility of the Company.

5. GOVERNING LAW AND VENUE

5.1. Governing Law: This Amendment shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

5.2. Venue: The courts of the District of São Paulo, State of São Paulo, are hereby chosen as the sole authority eligible to settle and resolve any questions or disputes deriving or arising from this Amendment, with the resignation of any other, however privileged it may be.

In view of the foregoing, the Parties hereby execute this Amendment in [ ] ([ ]) counterparts, of identical content and form, in the presence of two (2) witnesses.

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EXHIBIT III

TO THE PRIVATE INSTRUMENT OF PUBLIC DEED OF THE 1st ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, TO BE TRANSFORMED INTO THAT WITH IN-REM SORT OF GUARANTEE, IN TWO SERIES, FOR PRIVATE PLACEMENT OF BRASILAGRO - COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

Eligibility Criteria

(i) To present an updated appraisal report of new properties offered as collateral, issued by one of the following expert companies: (a) Valora Engenharia S/S Ltda.; (b) Deloitte Touche Tohmatsu Limited; (c) Cushman & Wakefield Consultoria Imobiliária Ltda., attesting proper compliance with the Minimum Guarantee Ratio;

(ii) To submit a legal opinion, without reservations, drafted by legal advisors chosen and engaged exclusively by the Company, with the specific purpose of attesting that the new properties offered as collateral guarantee (a) are free and clear from any discussions, liens, burdens, encumbrances, court or administrative proceedings that may threaten or impair the validity/effectiveness, feasibility and/or existence of the in-rem guarantee that shall be put onto the affected real properties, (b) that they do not have any tax debts; (c) there is no doubt about the respective ownership, title and possession thereof; and (d) that there is no risk of socio-environmental nature, in particular soil contamination and/or environmental liabilities (legal reserve, permanent preservation area, and so on);

(iii) The new real properties offered as collateral guarantee must be located within Brazilian national territory;

(iv) The new properties to be pledged as collateral guarantee must be considered as rural properties, wherein activities similar to those developed in the real properties which are the object of the chattel mortgage that serve as collateral for the Issuance, in line with the Chattel Mortgage Agreement of Real Properties;

(v) The new properties offered as collateral guarantee must be owned by the Company and/or companies that are part of the Company’s group, pursuant to Exhibit III of the Deed of Issue;

(vi) To formalize the instrument of guarantee in the same terms and conditions of the Chattel Mortgage Agreement for Real Properties, as provided in the Deed of Issue.